Exhibit 10.6

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 26, 2026, by and among Columbus Circle Capital Corp. II, a Cayman Islands exempted company (the “Company”), Elroy Air, Inc., a Delaware corporation (the “Target”), and the purchaser identified on the signature pages hereto (including its successors and assigns, the “Purchaser”).

WHEREAS, the Company, the Target, and IPGX Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), entered into a Business Combination Agreement, dated as of June 26, 2026 (as it may be amended, modified, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement,” and the transactions contemplated by the Business Combination Agreement, the “Business Combination”), pursuant to which, among other things, the Target will merge with and into Merger Sub, with the Target surviving the merger as a wholly owned subsidiary of the Company;

WHEREAS, in connection with the Business Combination, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, the Target and the Purchaser agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the applicable party, threatened against or affecting the applicable party or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Additional Information” means the Target’s financial statements and the Target Disclosure Schedules to the Business Combination Agreement.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and all other Law governing merger control matters or conduct having the purpose or effect of restraint of trade, monopolization, abuse of dominance, or substantial lessening of competition.

“Board of Directors” means the board of directors of the Company.

“Business Combination” shall have the meaning ascribed to such term in the recitals.

“Business Combination Agreement” shall have the meaning ascribed to such term in the recitals.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Delaware, in the form of Exhibit A attached hereto.

“Class A Ordinary Shares” means the Class A ordinary shares of the Company, par value $0.0001 per share.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Common Stock” means, following the Domestication, the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company Material Adverse Effect” means any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences has had a materially adverse effect on the business, assets, financial condition or results of operations of the Company; provided, however, that no change or effect related to any of the following, alone or in combination, shall be taken into account in determining whether a Company Material Adverse Effect has occurred: (i) the announcement of this Agreement and consummation of the transactions contemplated hereby; (ii) the taking of any action required by this Agreement or any Transaction Document; (iii) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), pandemic or change in climate, (iv) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions; (v) the Redemption; (vi) any failure of the Target to meet any projections or forecasts (provided that clause (vi) shall not prevent a determination that any Event not otherwise excluded from this definition of Company Material Adverse Effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect), (vii) any breach of any covenants, agreements or obligations of any investor pursuant to a Pre-PIPE Securities Purchase Agreement or a Series A SPA, or any investor in any PIPE Investment, in each case who is not Inflection Point Asset Management LLC or an Affiliate of Inflection Point Asset Management LLC, under this Agreement or other similar agreements related to financing the Company or Target (including any breach of such Person’s obligations to fund any amounts thereunder when required); (viii) changes or proposed changes in applicable Law, regulations or interpretations thereof or decisions by courts or any Governmental Authority after the date of this Agreement; (ix) changes or proposed changes in GAAP (or any interpretation thereof) after the date of this Agreement; or (x) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world.

“Company Party” means the Company and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Domestication” means the Company’s migration to and domestication as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended and the Cayman Islands Companies Act (As Revised) in connection with the closing of the Business Combination.

“Conversion Shares” means the shares of Common Stock issued and issuable upon conversion of the shares of Preferred Stock purchased pursuant to this Agreement in accordance with the terms of the Certificate of Designation.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(i).

“Effective Date” means the first date on which (a) the initial Registration Statement has been declared effective by the SEC registering the resale of all of the Underlying Shares or (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 (but with no volume or other restrictions or limitations including as to manner or timing of sale or current public information requirements).

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Governmental Authority” means any federal, state, local, foreign government or other governmental, quasi-governmental, regulatory or administrative authority, body, instrumentality, department, board, bureau or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body (private or public).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, preemptive right, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Losses” means losses, liabilities, obligations, claims, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Pandemic Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or other Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Authority, including but not limited to the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to any epidemic, pandemic or disease outbreak.

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“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PIPE Investment” shall have the meaning ascribed to such term in the Business Combination Agreement.

“Placement Agents” means Barclays Capital Inc. (“Barclays”), Cantor Fitzgerald & Co and Cohen & Company Securities, LLC.

“Private Placement Units” are to the units issued to Cohen & Company Securities, LLC, the Sponsor, and Clear Street LLC, in a private placement simultaneously with the closing of the Company’s initial public offering, which consist of one Class A Ordinary Share and one-third of one private placement warrant, with each whole private placement warrant exercisable to purchase one Class A Ordinary Share at $11.50 per share.

“Preferred Stock” means the 12.0% Series A Cumulative Convertible Preferred Stock having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit A hereto.

“Pre-PIPE Securities Purchase Agreement” shall have the meaning ascribed to such term in the Business Combination Agreement.

“Proceeding” means an action, claim, suit, investigation or proceeding, whether commenced or threatened.

“Purchaser Party” means the Purchaser and the Purchaser’s directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons.

“Redemption” shall have the meaning ascribed to such term in the Business Combination Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement among the Company, the Purchaser and the other parties thereto, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchaser as provided for in the Registration Rights Agreement.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants (assuming for this purpose, an exercise price equal to the Floor Price) and conversion in full of all shares of Preferred Stock (assuming for this purpose, a conversion price equal to the Floor Price and taking into account PIK Dividends for a period of at least three years following the Closing Date), ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

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“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(m).

“Securities” means the shares of Preferred Stock, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A SPAs” means this Agreement together with the other securities purchase agreements, dated as of the date hereof for the Purchaser and the investors named in such other agreements to purchase Preferred Stock and Warrants.

“Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Sponsor” means Columbus Circle 2 Sponsor Corporation LLC, a Delaware limited liability company.

“Stated Value” means $12.00 per share of Preferred Stock.

“Stock Exchange” means the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Subscription Amount” shall mean the aggregate amount to be paid for the shares of Preferred Stock and the Warrants purchased hereunder pursuant to the terms of this Agreement as set forth across from the Purchaser’s name on Schedule A hereto in U.S. dollars and in immediately available funds.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Material Adverse Effect” means any event, state of facts, condition, change, development, circumstance, occurrence or effect (collectively, “Events”), that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of the Target, or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of the Target to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Target Material Adverse Effect”: (a) any change in applicable Laws (including regulations promulgated by the Federal Aviation Administration, airworthiness certification requirements, or unmanned aircraft systems regulations or Laws or standards specifically applicable to autonomous aerial vehicles or cargo drone operations) or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action required by this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), pandemic (including Pandemic Measures) or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, (f) any failure of the Target to meet any projections or forecasts (provided that clause (f) shall not prevent a determination that any Event not otherwise excluded from this definition of Target Material Adverse Effect underlying such failure to meet projections or forecasts has resulted in a Target Material Adverse Effect), (g) any Events generally applicable to the industries or markets in which the Target and its Subsidiaries operate (including increases in the cost of products, supplies, materials or other goods purchased from third party suppliers), (h) the announcement of the Business Combination Agreement, this Agreement or any other Transaction Document and consummation of the transactions contemplated hereby and thereby, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on relationships, contractual or otherwise, with any landlords, customers, suppliers, distributors, partners or employees of the Target, (i) the expiration, non-renewal, or termination of any commercial contract to which the Target is a party, in each case occurring in the ordinary course of business or at the stated expiration date of such contract, (j) any matter set forth on the Target Disclosure Letter, or (k) any action taken by, or at the request of, the Company; provided, further, that any Event referred to in clauses (a), (b), (d), (e) or (g) above may be taken into account in determining if a Target Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Target, taken as a whole, relative to similarly situated companies in the industry in which the Target conduct their respective operations, but only to the extent of the incremental disproportionate effect on the Target, relative to similarly situated companies in the industry in which the Target conduct their respective operations.

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“Target Party” means the Target and each of its respective directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Target (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons.

“Taxes” means all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges in the nature of a tax, together with any interest and any penalties, additions to tax or additional amounts with respect thereto imposed by a Governmental Authority.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Certificate of Designation, the Warrants, the Registration Rights Agreement, and all exhibits and schedules thereto.

“Transactions” means each of the transactions contemplated by this Agreement and the other Transaction Documents.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Underlying Shares” means the Conversion Shares and the Warrant Shares.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchaser at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to 5 years, in the form of Exhibit C attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

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ARTICLE 2

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, a number of shares of Preferred Stock with an aggregate Stated Value as set forth opposite the Purchaser’s name on Schedule A hereto, and Warrants as determined pursuant to Section 2.2(a). The Company shall provide written notice (which may be via email) to the Purchaser (the “Closing Notice”) that the Company reasonably expects the Closing to occur (and the conditions thereto to be satisfied) on a date specified in the notice (the “Scheduled Closing Date”) not less than two (2) Business Days after the date of the Closing Notice, which Closing Notice shall contain the Company’s wire instructions for the Company’s operating account. The failure of the Closing to occur on the Scheduled Closing Date shall not terminate this Agreement or otherwise relieve any party of any of its obligations hereunder. Provided that the Closing Notice is timely delivered in accordance with the foregoing, the Purchaser shall deliver to the Company at the Closing, via wire transfer or a certified check, immediately available funds equal to the Subscription Amount.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following in form and substance reasonably acceptable to the Placement Agents:

(i) a certificate evidencing (or reasonable evidence of issuance by book entry, as applicable, of) a number of shares of Preferred Stock with an aggregate Stated Value as set forth opposite the Purchaser’s name on Schedule A hereto, registered in the name of the Purchaser and evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Delaware;

(ii) a Warrant registered in the name of the Purchaser to purchase up to a number of shares of Common Stock equal to 100% of the total number of shares of Common Stock into which the Purchaser’s shares of Preferred Stock are convertible on the date of Closing, with an exercise price equal to $12.00, subject to adjustment as set forth therein; and

(iii) the Registration Rights Agreement duly executed by the Company.

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company, the following:

(i) the Registration Rights Agreement duly executed by the Purchaser;

(ii) the Purchaser’s counter-signature to the Warrant described in Section 2.2(a)(ii);

(iii) the Purchaser’s Subscription Amount;

(iv) solely with respect to the securities described in Section 2.3(c)(iv)(y), the Lock-Up Agreement in the form attached hereto as Exhibit D.

2.3 Closing Conditions.

(a) The Closing shall be subject to the satisfaction, or valid waiver in writing by each of the parties hereto, of the conditions that, on the Closing Date:

(i) all conditions precedent to the closing of the Business Combination set forth in Article VII of the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement) or waived in writing by the Person(s) with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Business Combination pursuant to the Business Combination Agreement including to the extent that any such condition precedent is, or is dependent upon, the consummation of the transactions contemplated hereby), and the closing of the Business Combination shall be scheduled to occur concurrently with the Closing;

(ii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby (including, without limitation, the Domestication) illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

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(iii) all notices and other filings required for the consummation of the transactions contemplated hereby under the HSR Act or any other Antitrust Law shall have been made, and all applicable waiting periods thereunder (including all extensions thereof) shall have expired or been terminated.

(b) The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the Closing Date:

(i) except as otherwise provided under Section 2.3(b)(ii), all representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Purchaser of each of the representations, warranties and agreements of the Purchaser contained in this Agreement as of the Closing Date, but without giving effect to consummation of the Business Combination, or as of such earlier date, as applicable;

(ii) the representations and warranties of the Purchaser contained in Section 3.2(q) of this Agreement shall be true and correct at all times on or prior to the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Purchaser of such representations and warranties;

(iii) the Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iv) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement in form and substance reasonably acceptable to the Placement Agents.

(c) The obligation of the Purchaser to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Purchaser of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Agreement as of the Closing Date, but without giving effect to the consummation of the Business Combination, or as of such earlier date, as applicable;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv) on the Closing Date the Company shall (x) issue an aggregate of 750,000 shares of Common Stock to the Purchaser and (y) cause the Sponsor to assign an aggregate of 501,649 shares of Common Stock issued or issuable to the Sponsor in respect of the Founder Shares, 448,351 shares of Common Stock issued or issuable to the Sponsor in respect of Private Placement Units and 149,450 private placement warrants issued or issuable to the Sponsor in respect of Private Placement Units, to the Purchaser

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in any SEC Reports filed by the Company or other documents submitted or furnished to the SEC by the Company on or prior to the date hereof, or on or prior to the Closing Date, as applicable, and provided that no representation or warranty by the Company shall apply to any statement or information in the SEC Reports that relates to changes to historical accounting policies of the Company in connection with any order, directive, guideline, comment or recommendation from the SEC or the Company’s auditor or accountant that is applicable to the Company (collectively, the “Company SEC Guidance”), nor shall any correction, amendment, revision or restatement of the Company’s financial statements due wholly or in part to the Company SEC Guidance or any other accounting matters, nor any other effects that relate to or arise out of, or are in connection with or in response to, any of the foregoing or any changes in accounting or disclosure related thereto, be deemed to be a breach of any representation or warranty by the Company, the Company represents and warrants to the Purchaser, as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date):

(a) The Company (i) is validly existing and in good standing under the laws of the jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Agreement and the other Transaction Documents, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect.

(b) As of the Closing Date, the Securities will be duly authorized and, when issued, paid for and delivered in accordance with the applicable Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under the Transaction Documents, the Organizational Documents of the Company or applicable securities laws), and will not have been issued in violation of any preemptive or similar rights created under the Company’s Organizational Documents (as adopted on the Closing Date) or the laws of its jurisdiction of incorporation.

(c) This Agreement and the other Transaction Documents has been duly authorized, validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by the Target and the Purchaser of this Agreement and the other Transaction Documents to which they are a party and the due authorization, execution and delivery of the same by all other parties to any Transaction Document, this Agreement and the other Transaction Documents shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

(d) Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2 of this Agreement, the execution and delivery of this Agreement and the other Transaction Documents, the issuance and sale of the Securities hereunder, the compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) the Organizational Documents of the Company, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

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(e) Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2 of this Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents (including, without limitation, the issuance of the Securities), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to the Registration Rights Agreement, (iii) filings required by the SEC, (iv) filings required by the Stock Exchange, including with respect to obtaining shareholder approval, (v) filings and approvals required to consummate the Business Combination as provided under the Business Combination Agreement, including those required in connection with the Domestication,

(vi) the filing of notifications under the HSR Act and other Antitrust Laws, if applicable, and (vii) those filings, the failure of which to obtain would not have a Company Material Adverse Effect.

(f) Except for such matters as have not had and would not have a Company Material Adverse Effect, there is no (i) Action, Proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(g) Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Securities by the Company to the Purchaser.

(h) Neither the Company nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities. The Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold any securities, or has taken any other action, which would reasonably be expected to subject the offer, issuance or sale of the Securities, as contemplated hereby, to the registration provisions of the Securities Act.

(i) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

(j) Except as would not reasonably be expected to be material to the Company, the Company is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

(k) As of the Closing Date, the Common Stock will be eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The Company’s Transfer Agent is a participant in DTC’s Fast Automated Securities Transfer Program.

(l) As of their respective filing dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports required to be filed by the Company with the SEC (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Notwithstanding the foregoing, this representation and warranty shall not apply to any statement or information in the SEC Reports that relates or arises from the topics referenced in the Company SEC Guidance, and any restatement, revision or other modification to the SEC Reports (including any financial statements contained therein) relating to or arising from the Company SEC Guidance shall not be deemed material noncompliance for purposes of this Agreement or the other Transaction Documents.

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(m) As of the date hereof, the authorized share capital of the Company is $55,500 divided into 500,000,000 Class A Ordinary Shares, 50,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares” and, together with the Class A Ordinary Shares, the “Ordinary Shares”) and 5,000,000 preference shares of a par value of $0.0001 (the “Preference Shares”). As of the date hereof and immediately prior to the Domestication and prior to giving effect to the Closing and the Business Combination: (i) 23,665,000 Class A Ordinary Shares, 7,666,667 Class B Ordinary Shares (the “Founder Shares”) and no Preference Shares were issued and outstanding; (ii) 7,666,667 public warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share, and 221,667 private placement warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share (together, the “Outstanding Warrants”), were issued and outstanding; and (iii) no Ordinary Shares were subject to issuance upon exercise of outstanding options. No Outstanding Warrants are convertible on or prior to the closing of the Business Combination. All (A) issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights and (B) Outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above and pursuant to the Business Combination Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Ordinary Shares or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. Except as set forth in the Business Combination Agreement, as of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than (A) as set forth in the SEC Reports and (B) as contemplated by the Business Combination Agreement. Except as described in the SEC Reports, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

(n) The issued and outstanding Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Stock Exchange under the symbol “CMII.” Except as set forth in the SEC Reports or as contemplated by the Business Combination Agreement: (i) there is no suit, Action, Proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Stock Exchange or the SEC with respect to any intention by such entity to deregister the Class A Ordinary Shares or prohibit or terminate the listing of the Class A Ordinary Shares on the Stock Exchange and (ii) the Company has taken no action that is designed to terminate the registration of the Class A Ordinary Shares under the Exchange Act. Following the Domestication and upon consummation of the Business Combination, the shares of Common Stock are expected to be registered under the Exchange Act and listed for trading on the Stock Exchange.

(o) To the knowledge of the Company, the Company is not, and immediately after receipt of payment for the Securities and consummation of the Business Combination, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p) Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(q) The Company’s accounting firm is WithumSmith+Brown, PC. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

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(r) There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(s) The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(t) The Company has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date):

(a) The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation with the requisite power and authority to enter into and perform its obligations under the Transaction Documents.

(b) Each Transaction Document to which it is a party has been duly authorized, executed and delivered by the Purchaser, and assuming the due authorization, execution and delivery of the same by the Company, each Transaction Document to which the Purchaser is a party shall constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

(c) The execution, delivery and performance of the Transaction Documents, including the purchase of the Securities hereunder, the compliance by the Purchaser with all of the provisions of the Transaction Documents and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Purchaser pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject; (ii) the Organizational Documents of the Purchaser; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Purchaser or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by the Transaction Documents, including the purchase of the Securities.

(d) The execution, delivery and performance of the Transaction Documents do not require Purchaser to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person, other than the filing of notifications under the HSR Act and other Antitrust Laws, if applicable.

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(e) At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any shares of Preferred Stock, it will be: (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) (7), (8) or (12) and (13) under the Securities Act) satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Securities only for its own account and not for the account of others, or if Purchaser is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Annex A following the signature page hereto). Purchaser is not an entity formed for the specific purpose of acquiring the Securities. Purchaser understands that this offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

(f) Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in this offering. Accordingly, Purchaser understands that this offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(g) The Purchaser acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act or the securities laws of any state in the United States or other jurisdiction and that the Company is not required to register the Securities except as set forth in the Registration Rights Agreement. The Purchaser acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Purchaser absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including without limitation a private resale pursuant to so called “Section 4(a)1½”), or (iii) an ordinary course pledge such as a broker lien over account property generally, and, in each of clauses (i)-(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Securities shall contain a restrictive legend to such effect. The Purchaser acknowledges and agrees that the Securities will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, the Purchaser may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. The Purchaser acknowledges and agrees that the Securities will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year following the filing of certain required information with the SEC after the Closing Date. The Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

(h) The Purchaser understands and agrees that it is purchasing the Securities directly from the Company. The Purchaser further acknowledges that there have not been, and the Purchaser hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to the Purchaser by the Company, the Target, the Sponsor, the Placement Agents, any of their respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Business Combination or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company and the Target set forth in this Agreement. The Purchaser agrees that none of (i) any other Purchaser (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other Purchaser), (ii) the Sponsor, its Affiliates (other than the Company), or any of its or its’ Affiliates respective control persons, officers, directors or employees, (iii) the Placement Agents, their Affiliates, or any of their or their Affiliates’ respective control persons, officers, directors or employees, or (iii) any other party to the Business Combination Agreement, including any such party’s representatives, Affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, shall be liable to the Purchaser pursuant to this Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities. On behalf of the Purchaser and its affiliates, the Purchaser releases the Placement Agent or any of its respective Affiliates in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this offering and this Agreement. Purchaser agrees not to commence any litigation or bring any claim against the Placement Agent or any of its Affiliates in any court or any other forum which relates to, may arise out of, or is in connection with, this offering and this Agreement. This undertaking is given freely and after obtaining independent legal advice.

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(i) In making its decision to purchase the Securities, the Purchaser has relied solely upon independent investigation made by the Purchaser and the Company’s and the Target’s representations in Sections 3.1 and 3.3, respectively, of this Agreement. The Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Securities, including with respect to the Company, the Target and the Business Combination, and made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to the Purchaser’s investment in the Securities. Without limiting the generality of the foregoing, the Purchaser acknowledges that it has reviewed the Company’s filings with the SEC. The Purchaser represents and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Purchaser and the Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. The Purchaser acknowledges that certain information provided by the Company and the Target was based on projections, and such projections were prepared in good faith and based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Purchaser further acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections. The Purchaser further acknowledges that the information provided to the Purchaser was preliminary and subject to change, including in the registration statement and the proxy statement and/or prospectus that the Company intends to file with the SEC in connection with the Business Combination (which will include substantial additional information about the Company, the Target and the Business Combination and will update and supersede the information previously provided to the Purchaser). The Purchaser acknowledges and agrees that none of the Sponsor or any of its Affiliates or any of such Person’s or its Affiliate’s control persons, officers, directors, employees or other representatives, legal counsel, financial advisors, accountants or agents, including the Placement Agents (collectively, “Representatives”) has provided the Purchaser with any information, recommendation or advice with respect to the Securities nor is such information, recommendation or advice necessary or desired. None of the Sponsor or any of its respective Affiliates or Representatives has made or makes any representation as to the Company or the Target or the quality or value of the Securities. In addition, the Company, the Target, the Sponsor, the Placement Agents and their respective Affiliates or Representatives may have acquired non-public information with respect to the Company or the Target which the Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to the Purchaser, none of the Company, the Target, the Sponsor, the Placement Agents or any of their respective Affiliates or Representatives has acted as a financial advisor or fiduciary to the Purchaser.

(j) The Purchaser became aware of this offering of the Securities solely by means of direct contact between the Purchaser and the Company or its Affiliates, by means of direct contact between the Purchaser and the Target or its Affiliates or by means of direct contact between the Purchaser and a Placement Agent, and Securities were offered to the Purchaser solely by direct contact between the Purchaser and the Company or its Affiliates or agents, including a Placement Agent. The Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to the Purchaser, by any other means. The Purchaser acknowledges that the Company represents and warrants that the Securities (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(k) The Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the SEC Reports. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Purchaser has considered necessary to make an informed investment decision. The Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. The Purchaser understands and acknowledges that the purchase and sale of the Securities hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

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(l) The Purchaser has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Purchaser and that the Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Purchaser’s investment in the Company. The Purchaser acknowledges specifically that a possibility of total loss exists. The Purchaser acknowledges specifically that a possibility of total loss exists and will not look to the Placement Agent for all or part of any such loss or losses the Purchaser may suffer.

(m) The Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(n) The Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons (“SDN List”) administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under applicable law. If the Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Purchaser maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, the Purchaser maintains policies and procedures reasonably designed to ensure that the funds held by the Purchaser and used to purchase the Securities were legally derived.

(o) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Securities hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Securities hereunder.

(p) The Purchaser will have sufficient funds to pay the Subscription Amount pursuant to Section 2.2(b)(iii) of this Agreement and any expenses incurred by the Purchaser in connection with the transactions contemplated by or in connection with the Transaction Documents; (ii) has the resources and capabilities (financial or otherwise) to perform its obligations under the Transaction Documents; and (iii) has not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect its ability to perform its obligations under the Transaction Documents.

(q) The Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, the Target, the Sponsor, the Placement Agents or any of their respective Affiliates or any of their respective or their respective Affiliates’ control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Company and the Target contained in Sections 3.1 and 3.3, respectively, of this Agreement, in making its investment or decision to invest in the Company. The Purchaser agrees that none of (i) any other Purchaser or any other Person participating in any other private placement of shares of Common Stock (including the controlling persons, officers, directors, partners, agents or employees of any such other Person), (ii) the Company, its Affiliates or any of its or their respective Affiliates’ control persons, officers, directors, partners, agents, employees or representatives, (iii) the Sponsor, its Affiliates or any of its or their respective Affiliates’ control persons, officers, directors, partners, agents, employees or representatives nor (iv) the Placement Agents, their Affiliates or any of the Placement Agents’ or their Affiliates’ respective Affiliates’ control persons, officers, directors, partners, agents, employees or representatives shall be liable to the Purchaser or any other Purchaser pursuant to the Transaction Documents or any other agreement related to a private placement of Securities for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities hereunder or thereunder.

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(r) At all times on or prior to the Closing Date, the Purchaser has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Securities.

(s) The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with the Purchaser, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of the Company from the date hereof until the Closing or the earlier termination of this Agreement in accordance with its terms.

(t) Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by the Purchaser with the SEC with respect to the beneficial ownership of the Company’s outstanding securities prior to the date hereof, the Purchaser is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(u) The Purchaser acknowledges that (i) the Company, the Target, the Sponsor, the Placement Agents and any of their respective Affiliates, control persons, officers, directors, employees, agents or representatives currently may have, and later may come into possession of, information regarding the Company and the Target that is not known to the Purchaser and that may be material to a decision to purchase the Securities, (ii) the Purchaser has determined to purchase the Securities notwithstanding its lack of knowledge of such information, and (iii) none of the Company, the Target, the Sponsor, the Placement Agents or any of their respective Affiliates, control persons, officers, directors, employees, agents or representatives shall have liability to the Purchaser, and the Purchaser hereby, to the extent permitted by law, waives and releases any claims it may have against the Company, the Target, the Sponsor, the Placement Agents and their respective Affiliates, control persons, officers, directors, employees, agents or representatives, with respect to the nondisclosure of such information.

(v) The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(w) The Purchaser is aware that Barclays is acting as capital markets adviser and placement agent to the Target in connection with an offering of its securities in connection with the Business Combination. Purchaser understands and acknowledges that Barclays’ role as capital markets advisor and placement agent to the Target in connection with the Business Combination may give rise to potential conflicts of interest or the appearance thereof. The Purchaser is also aware that Cantor Fitzgerald & Co. and Cohen & Company Securities, LLC are acting as financial advisors to the Company in connection with the Business Combination. Purchaser understands and acknowledges that Cantor Fitzgerald & Co.’s and Cohen & Company Securities, LLC’s role as financial advisors to the Company in connection with the Business Combination may give rise to potential conflicts of interest or the appearance thereof.

(x) The Purchaser further acknowledges that the Purchaser has not relied upon the Placement Agents in connection with the Purchaser’s due diligence review of the offering of the Securities and the Company. The Purchaser acknowledges and agrees that (i) it has been informed that each Placement Agent is acting solely as placement agent in connection with the Transactions and is not acting as an underwriter or in any other capacity in connection with the Transactions and is not and shall not be construed as a fiduciary for the Purchaser in connection with the Transactions, (ii) each Placement Agent is acting solely as placement agent on a several basis and not jointly with any other Placement Agent and no Placement Agent shall be responsible or liable for the actions, omissions or obligations of any other Placement Agent, (iii) it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Securities or as to the other matters referenced herein, (iv) it has not relied on any investigation that the Placement Agents, any of their respective Affiliates or any other person acting on their behalf has conducted with respect to the Securities or the Company, the Target or the Sponsor, (v) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice, including without limitation financial advice, or recommendation in connection with the Transactions, in each case, to the Purchaser, (vi) the Placement Agents have not solicited any action from the Purchaser with respect to the offer and sale of the Securities, and (vii) the Placement Agents will have no responsibility to the Purchaser with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (B) the business, condition (financial and otherwise), management, operations, properties, prospects or projections of the Company, the Target, the Sponsor or the Transactions.

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(y) The Purchaser acknowledges that no disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Securities. The Purchaser acknowledges that none of the Placement Agents or any Affiliate of the Placement Agents has provided the Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. None of Placement Agents or any Affiliate has made or makes any representation as to the Company or Target or the quality or value of the Company, the Target or the Securities.

(z) The Purchaser acknowledges that none of the Placement Agents, nor any of their respective Affiliates, nor any control persons, officers, directors, employees, agents or representatives of any of the foregoing has made any independent investigation with respect to the Company, the Target, the Sponsor or any of their subsidiaries or any of their respective businesses, or the Securities or the accuracy, completeness or adequacy of any information supplied to the Purchaser, and do not intend to make any representation or warranty with respect to the Company, the Target, the Sponsor, the Securities or the accuracy, completeness or adequacy of any information supplied to the Purchaser by the Company, the Target, the Sponsor or their Affiliates or Representatives.

(aa) The Purchaser either (i) is a “citizen of the United States” as defined in 49 U.S.C. § 40102(a)(15) or (ii) has disclosed in writing to the Company and the Target, prior to the execution of this Agreement, that it is not a citizen of the United States within the meaning of such definition.

(bb) The Company has not entered into, and will not enter into, any Series A SPA or other agreement or any definitive transaction document, side letter, undertaking letter or other similar agreement or instrument with any investor in the Preferred Stock of Warrants contemplated hereby with terms and conditions that are more favorable than the terms and conditions provided to the Purchaser under this Agreement.

3.3 Representations and Warranties of the Target. The Target represents and warrants to the Purchaser, as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date):

(a) The Target is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed. The Target is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Target Material Adverse Effect.

(b) The Target has the requisite power and authority to enter into and perform its obligations under the Business Combination Agreement, this Agreement and the other Transaction Documents. The execution and delivery of the Business Combination Agreement, this Agreement and the other Transaction Documents by the Target, and the consummation by the Target of the transactions contemplated hereby and thereby, have been duly authorized by the Target’s board of directors, and no further filing, consent or authorization is required by the Target or its stockholders. The Business Combination Agreement and this Agreement have been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Target, and each constitutes the legal, valid and binding obligations of the Target, enforceable against the Target in accordance with its respective terms, except as limited by Enforceability Exceptions.

(c) Assuming the accuracy of the representations and warranties of the parties to this Agreement, the Target is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents (including, without limitation, the issuance of the Securities), other than (i) filings required by (x) applicable state securities laws and (y) the HSR Act or other applicable Antitrust Laws and (ii) those filings, the failure of which to obtain would not have a Target Material Adverse Effect.

(d) The information and materials previously provided by or on behalf of the Target to the Purchaser (if any) in connection with the offer and sale of the Securities, have been prepared in a good faith effort by the Target to describe the Target’s present and proposed business. The Target acknowledges and agrees that the Purchaser is not making and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2. Notwithstanding the foregoing, the Target make no representation, warranty or covenant with respect to any information supplied by or on behalf of the Company, the Purchaser or its or their respective Affiliates.

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3.4 Additional Representations and Warranties of the Target. Subject to the qualifications, exceptions and disclosures related thereto in the Business Combination Agreement, the Target hereby makes each of the representations and warranties of the Company (as defined in the Business Combination Agreement) set forth in the fully-executed Business Combination Agreement as if such representations and warranties were initially made to the Purchaser and set forth in this Agreement in their entirety, mutatis mutandis.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and, if permitted pursuant to the terms thereof, the Registration Rights Agreement and shall have the rights and obligations of the Purchaser under this Agreement and the Registration Rights Agreement, if a party thereto.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties; provided, however, that, as a prerequisite to such pledge, the Purchaser shall (x) provide notice to the Company of such pledge or transfer at least five (5) Business Days prior thereto and (y) cause to be delivered to the Company customary legal opinions of legal counsel of the pledgee, secured party and pledgor as shall be reasonably requested by the Company in connection therewith. Thereafter, at the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling securityholders thereunder.

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(c) Certificates (or reasonable evidence of issuance by book entry, as applicable) evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 or (iii) as otherwise provided in the Certificate of Designation. The Company shall use commercially reasonable efforts to cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder or if requested by the Purchaser, respectively, in each case, if the proposed sale is to be made pursuant to an effective registration statement or subject to an exemption from registration under the federal securities laws. If all or any shares of Preferred Stock are converted or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), or if the Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) or as provided in the Certificate of Designation or Warrants, then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate (or reasonable evidence of issuance by book entry, as applicable) representing Underlying Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate (or reasonable evidence of issuance by book entry, as applicable) representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate (or reasonable evidence of issuance by book entry, as applicable) representing Underlying Shares, as applicable, issued with a restrictive legend.

(d) The Purchaser agrees with the Company that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates (or reasonable evidence of issuance by book entry, as applicable) representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the then-outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other equity holders of the Company.

4.3 Furnishing of Information; Public Information. From the Closing Date until the time that the Purchaser does not own any Securities, the Company shall use commercially reasonable efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

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4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.5 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Certificate of Designation set forth the totality of the procedures required of the Purchaser in order to exercise the Warrants or convert its Preferred Stock. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert its Preferred Stock. No additional legal opinion, other information or instructions shall be required of the Purchaser to exercise its Warrants or convert its Preferred Stock. The Company shall honor exercises of the Purchaser’s Warrants and conversions of the Purchaser’s Preferred Stock and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. Neither the Company nor the Target shall publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of the Purchaser (not to be unreasonably withheld, delayed or conditioned), except (a) as required by federal securities law or requested by the staff of the SEC in connection with (i) any filings in connection with the Business Combination, (ii) any registration statement contemplated by the Registration Rights Agreement and (iii) the filing of final Transaction Documents with the SEC and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

4.7 Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that exclusively as a result of the transactions contemplated by this Agreement the Purchaser is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.

4.8 Non-Public Information. The Company and the Target covenant and agree that neither they, nor any other Person acting on their behalf will provide the Purchaser or its agents or counsel with any information that constitutes, or the Company and the Target reasonably believe constitutes, material non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the Company and the Target to keep such information confidential. To the extent that the Company, the Target or any of their respective officers, director, agents, employees or Affiliates delivers any material, non-public information to the Purchaser without the Purchaser’s consent, the Company and the Target hereby covenant and agree that the Purchaser shall not have any duty of trust or confidentiality to the Company, the Target or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, the Target or any of their respective officers, directors, agents, employees or Affiliates not to trade while aware of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or the Target, the Company shall if reasonably practicable simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Company and the Target understand and confirm that the Purchaser shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate and working capital purposes, in the Company’s exclusive discretion.

4.10 Indemnification.

(a) Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser Party harmless from any and all Losses that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents (unless such Loss is primarily based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

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(b) Subject to the provisions of this Section 4.10, the Target will indemnify and hold each Purchaser Party, harmless from any and all Losses that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations and warranties of the Target found exclusively in Section 3.3, covenants or agreements made by the Target in this Agreement or in the other Transaction Documents (unless such Loss is primarily based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

(c) Subject to the provisions of this Section 4.10, the Purchaser will indemnify and hold (i) each Company Party and (ii) each Target Party, harmless from any and all Losses that any such Company Party or Target Party (as applicable) may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or in the other Transaction Documents (unless such Loss is primarily based upon a material breach of such Company Party’s or Target Party’s (as applicable) representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Company Party or Target Party may have with any such stockholder or any violations by such Company Party or Target Party (as applicable) of state or federal securities laws or any conduct by such Company Party or Target Party (as applicable) which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

(d) If any Action or Proceeding shall be brought against any Person in respect of which indemnity may be sought pursuant to this Agreement, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing, but the omission to notify such Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to any Indemnified Party under this Section 4.10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Indemnifying Party. The Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such Action or Proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Action or Proceeding there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party, in which case the Indemnifying Party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

4.11 Reservation and Listing of Securities.

(a) Commencing on the Closing Date, the Company shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date following the Closing Date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 100% of (i) the Required Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 75th day after such date, provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

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(c) The Company shall, as applicable: (i) promptly after the Closing Date and in connection with the registration with the SEC of the Underlying Shares, in the manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps reasonably necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as practicable thereafter and to provide to the Purchaser evidence of such listing or quotation and (iii) use commercially reasonable efforts to maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.12 Certain Transactions and Confidentiality. The Company shall (a) by 9:30 a.m. (New York City time) issue a press release and/or file a Current Report on Form 8-K (the “Disclosure Document”) disclosing the material terms of the transactions contemplated hereby and all material non-public information (other than the Additional Information) concerning the Company disclosed to the Purchaser by the Company, the Target or their respective agents, which shall have been previously reviewed by counsel for the Placement Agents, and (b) in respect of any information that is issued in a press release, file a Current Report on Form 8-K including the form of this Agreement as an exhibit thereto, which shall have been previously reviewed by counsel for the Placement Agents, within the time required by the Exchange Act. Effective upon the issuance of such Disclosure Document, the Company acknowledges and represents to the Purchaser that (i) if the Purchaser has not received the Additional Information, the Purchaser shall not be in possession of material non-public information concerning the Company disclosed to the Purchaser by the Company or its agents, (ii) if the Purchaser has received the Additional Information, the Purchaser shall not be in possession of material non-public information (other than the Additional Information) concerning the Company disclosed to the Purchaser by the Company or its agents, and (iii) notwithstanding the foregoing, any and all confidentiality or similar obligations under this Agreement, or an agreement entered into in connection with the transactions contemplated by the Transaction Documents, whether written or oral, between the Company, the Target or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Purchaser or any of its respective officers, directors, agents, employees or investment advisers, on the other hand, shall remain in full force and effect with respect to any material non-public information (including non-financial information) received by the Purchaser from the Company, the Target or their respective agents that has not been disclosed in the Disclosure Document; provided, that such confidentiality obligations shall terminate with respect to any information that has been publicly disclosed in the Disclosure Document or any subsequent public filing by the Company. To the extent any disclosure is required by law or regulations, the Company shall provide the Purchaser with prompt prior written notice of such requirement so that the Purchaser may (a) seek appropriate relief to prevent or limit such disclosure should it wish to do so, (b) furnish only that portion of the information which is legally required to be furnished or disclosed, and to the extent reasonably feasible, (c) consult with the Company on content and timing prior to any such disclosure. Notwithstanding anything to the contrary contained herein, without the prior written consent of the Purchaser, the Company shall not (and shall cause each of its affiliates and representatives not to) disclose the name of the Purchaser or its investment adviser in any filing, announcement, release or otherwise, except as required by law in which case the Company shall comply with the provisions of this Section 4.12. Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

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4.13 Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States.

ARTICLE 5

MISCELLANEOUS

5.1 Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect hereof, upon the earlier to occur of (a) the mutual written agreement of the parties hereto to terminate this Agreement, or (b) the termination (for any reason) of the Business Combination Agreement by any party to the same. Additionally, (i) the Company may terminate this Agreement with respect to the Purchaser if any of the conditions set forth in Section 2.3(a) or 2.3(b) applicable to the Purchaser shall have become incapable of fulfillment, and shall not have been waived by the Company; and (ii) the Purchaser may terminate this Agreement if (X) any of the conditions set forth in Section 2.3(b) or 2.3(c) shall have become incapable of fulfillment, and shall not have been waived by the Purchaser or (Y) the Closing shall not have occurred on or prior to the date on which the Target is permitted to terminate the Business Combination Agreement pursuant to Section 8.01(d) of the Business Combination Agreement. Notwithstanding the foregoing, nothing herein will relieve any party from liability for any intentional breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such intentional breach; provided, that in the event that the Business Combination Agreement is ever terminated by the Company and/or the Target for any reason, the Purchaser hereby agrees not to indirectly assert a claim against the Target by funding the Company or any other party to assert any such claim.

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the Transaction Documents. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion notice delivered by a Purchaser), stamp taxes and other Taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, the Target and the Purchaser or, in the case of a waiver, by the Company, the Target or the Purchaser, as the case may be, dependent on the party against whom enforcement of any such waived provision is sought. Sections 3.2(g), 3.2(k), 3.2(w), 3.2(x), 4.6, 5.8, 5.22, 5.23, 5.24 and the signature page hereto may not be waived, modified, supplemented or amended except in a written instrument signed by the Corporation, the Purchaser and Placement Agent. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

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5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Target may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other and the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8 Third-Party Beneficiaries. The Placement Agents shall be third-party beneficiaries of the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4 and 5.23 hereof. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (other than the Certificate of Designation) (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents, other than the Certificate of Designation), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the parties under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained in Section 3.1, Section 3.2 and Section 3.3 herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of (x) a rescission of a conversion of the Purchaser’s Preferred Stock, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or (y) a recission of an exercise of a Warrant, the Purchaser shall be required to return any shares of Common Stock subject to any exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of the Purchaser’s right to acquire such shares pursuant to the Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate. For the avoidance of doubt, Section 4.10 shall be the exclusive remedy for any Losses resulting from a breach of any of the representations and warranties contained in ARTICLE 3 of this Agreement, in each case exclusively to the extent such Losses arise during the survival period of such representations and warranties pursuant to the terms of this Agreement.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to Indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such Indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

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5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular portion of this Agreement.

5.21 Trust Account Waiver. The Purchaser hereby acknowledges that, as described in the Company’s prospectus relating to its initial public offering (the “IPO”) dated February 10, 2026 available at www.sec.gov, the Company has established a trust account (the “Trust Account”) containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company, its public shareholders and certain other parties. For and in consideration of entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser on behalf of itself and each of its affiliates and subsidiaries, and each of its and their employees, agents, representatives and any other person or entity acting on its and their behalf hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, arising out or as a result of, in connection with or relating in any way to this Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Agreement, and (c) agrees that it will not seek recourse against the Trust Account as a result of, in connection with or relating in any way to this Agreement; provided, however, that nothing in this Section 5.21 shall be deemed to limit the Purchaser’s right to distributions from the Trust Account in accordance with the Company’s memorandum and articles of association in respect of any redemptions by the Purchaser in respect of securities acquired by any means other than pursuant to this Agreement.

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5.22 Exculpation. The Purchaser acknowledges and agrees that (i) neither the Placement Agents nor their Affiliates or any control persons, officers, directors, employees, partners, agents or Representatives of the foregoing have any duties or obligations other than those specifically set forth herein or in the Engagement Letter, (ii) neither the Placement Agents nor their Affiliates or any control persons, officers, directors, employees, partners, agents or Representatives of the foregoing make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the Transaction Documents or in connection with any of the transactions, and (iii) no Placement Agent, its Affiliates or any control persons, officers, directors, employees, partners, agents or Representatives of the foregoing shall have any liability to the Purchaser pursuant to, arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities or with respect to any claim (whether in tort or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements, or omissions with respect to any information or materials of any kind furnished by the Company, the Placement Agents or Target concerning the Target, the Company, the Placement Agents, any of their controlled Affiliates, this Agreement or the transactions contemplated hereby.

5.23 No Other Brokers. Each of the Company and the Purchaser represent and warrant to the other parties that, except for the Placement Agents, no broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by the Purchaser solely in connection with the sale of the Securities to the Purchaser. Each of the Company and Purchaser agree to indemnify and save the other Parties hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent other than Placement Agents claiming to have been employed by or on behalf of such Party and to bear the cost of legal expenses incurred in defending against any such claim.

5.24 NO LIABILITY UPON GOOD FAITH TERMINATION. OTHER THAN WITH RESPECT TO ANY LIABILITIES ARISING PURSUANT TO SECTION 4.10 AND/OR SECTION 5.2 ABOVE, NONE OF THE COMPANY, TARGET, ANY OF THEIR AFFILIATES, OR ANY OTHER PARTY TO THE BUSINESS COMBINATION AGREEMENT, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EQUITYHOLDERS, MANAGERS, MEMBERS, ADVISORS OR LEGAL COUNSEL SHALL HAVE ANY LIABILITY (INCLUDING, BUT NOT LIMITED TO, AS A RESULT OF POTENTIAL LOST PROFITS AND OPPORTUNITIES) TO THE PURCHASER AS A RESULT OF THE TERMINATION OF THIS AGREEMENT AS A RESULT OF THE GOOD FAITH TERMINATION OF THE BUSINESS COMBINATION AGREEMENT BECAUSE OF A FAILURE OF A CLOSING CONDITION TO BE MET (SOLELY TO THE EXTENT SUCH FAILURE IS OUTSIDE OF THE CONTROL OF THE TARGET OR THE COMPANY, BUT REGARDLESS OF WHETHER THE BUSINESS COMBINATION AGREEMENT IS TERMINATED BY THE COMPANY OR TARGET).

5.25 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COLUMBUS CIRCLE CAPITAL CORP II		Address for Notice:
Columbus Circle, 24th Floor
New York, New York, 10019

By:
Name:	Gary Quin
Title:	Chief Executive Officer and Chairman of the Board	Email: **********

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR TARGET FOLLOWS]

[COMPANY SIGNATURE PAGE TO PROJECT ENDURANCE SPA]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ELROY AIR, INC.		Address for Notice:

By:
Name:	Andrew Clare
Title:	Chief Executive Officer	Email:

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[TARGET SIGNATURE PAGE TO PROJECT ENDURANCE SPA]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Alyeska Master Fund, L.P.

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory: Jason A. Bragg

Title of Authorized Signatory: CFO Of Alyeska Investment Group, L.P.

Email Address of Authorized Signatory: **********

Address for Notice to Purchaser: 77 W. Wacker, Suite 700, Chicago, IL 60601

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $100,000,000.00

Shares of Preferred Stock: 9,803,922

Warrant Shares: 9,803,922

EIN Number: 98-0564704

Additional Information Election ☒ No, do not provide the Additional Information

If you have elected “No” above, please sign where indicated below to confirm that you agree to the following:

The Purchaser acknowledges and understands that (i) the Company, the Target, the Placement Agents, and their respective affiliates possess material nonpublic information regarding the Target and the Company, including the information set forth on the Target Disclosure Letter and the Target Financials not known to the Purchaser that may impact the value of the Securities (the “Additional Information”), and that the Company, the Target and the Placement Agents are not disclosing the Information to the Purchaser. The Purchaser understands, based on its experience, the disadvantage to which the Purchaser is subject due to the disparity of information between the Company, the Target and the Placement Agents, on the one hand, and the Purchaser, on the other hand. Notwithstanding such disparity, the Purchaser has deemed it appropriate to enter into this Agreement and to purchase the Securities.

The Purchaser agrees that none of the Company, the Target, the Placement Agents, or their respective its affiliates, principals, stockholders, partners, employees and agents shall have any liability to the Purchaser, its affiliates, principals, stockholders, partners, employees, agents, grantors or beneficiaries, whatsoever due to or in connection with the Company’s, the Target’s and/or the Placement Agents’ use or non-disclosure of the Information or otherwise as a result of this Agreement or the Purchaser’s acquisition of the Securities, and the Purchaser hereby irrevocably waives any claim that it might have based on the failure of the Company, the Target and/or the Placement Agents to disclose the Information.

The Purchaser acknowledges that (i) the Company, the Target and the Placement Agents are relying on the Purchaser’s representations, warranties, acknowledgments and agreements set forth above as a condition to proceeding with the transactions contemplated by this Agreement; and (ii) without such representations, warranties and agreements, the Company, the Target and the Placement Agents would not enter into this Agreement or engage in the transactions contemplated thereby.

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory: Jason A. Bragg

Title of Authorized Signatory: CFO of Alyeska Investment Group, L.P.

[PURCHASER SIGNATURE PAGE TO PROJECT ENDURANCE SPA]

ANNEX A

ELIGIBILITY REPRESENTATIONS OF PURCHASER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☒ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

☐ We are subscribing for the Securities as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

☐ We are an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box) PURCHASER:

☐	is:

☒	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Purchaser

and constitutes a part of the Securities Purchase Agreement.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Purchaser has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Purchaser and under which Purchaser accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐ Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000; or

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose subscription is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D.

PURCHASER:
Print Name: Alyeska Master Fund, L.P.

By:
Name:	Jason A. Bragg
Title:	CFO of Alyeska Investment Group, L.P.

EXHIBIT A

CERTIFICATE OF DESIGNATION

[ELROY AIR, INC.]

CERTIFICATE OF DESIGNATION OF
PREFERENCES, RIGHTS AND LIMITATIONS

OF

12.0% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151(g) OF THE
DELAWARE GENERAL CORPORATION LAW

The undersigned, [_____________], does hereby certify that:

1. He is the Chief Executive Officer of [Elroy Air, Inc.], a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue [●] shares of preferred stock, none of which have been issued.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of [●] shares, $[0.0001] par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to [●] shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF 12.0% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Accrued Dividend” shall have the meaning set forth in Section 3(a).

“Accrued Value” means, as of any date, with respect to each share of Preferred Stock as of the determination date, the sum, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock, of (i) the Stated Value per share of Preferred Stock, plus (ii) the aggregate amount of any accrued PIK Dividends on such share of Preferred Stock as of such date, plus (iii) on each Semi-Annual Dividend Date and on a cumulative basis, an additional amount equal to the dollar value of all Accrued Dividends that have accrued on such share pursuant to Section 3(b), but only to the extent such Accrued Dividends have not been paid, whether or not declared, but that have not, as of such date, been added to the Accrued Value.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(f).

“Annual Rate” means with respect to a PIK Dividend, 12.0% of the Accrued Value and with respect to a Cash Dividend, 10.0% of the Accrued Value.

“Attribution Parties” shall have the meaning set forth in Section 6(d).

“Available Proceeds” shall have the meaning set forth in Section 5(c)(i).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(d).

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of [●], 2026, by and among the Corporation (or its predecessor), [[●] Merger Sub, Inc.] and [●], as it may be further amended, modified or supplemented from time to time.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Buy-In” shall have the meaning set forth in Section 6(c)(iv).

“Cash Dividend” shall have the meaning set forth in Section 3(a). “Closing” means the closing of the Business Combination.

“Closing Date” means the Trading Day on which the Business Combination is consummated.

“Commission” means the United States Securities and Exchange Commission. “Common Stock” means the common stock, par value [$0.0001] per share, of the Corporation and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock, and any securities of the Corporation that when paired with one or more other securities of the Corporation or another entity entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a). “Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock and any securities of the Corporation that when paired with one or more other securities of the Corporation or another entity entitles the holder thereof to receive, Common Stock.

“Corporation Notice” shall have the meaning set forth in Section 8(a).

“Deemed Liquidation Event” means: (i) a merger or consolidation in which (a) the Corporation is a constituent party or (b) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation; provided, that, a Deemed Liquidation Event shall not include any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (ii) (a) the sale, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or (b) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one (1) or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale is to a wholly owned subsidiary of the Corporation.

“Delaware Courts” shall have the meaning set forth in Section 9(d).

“Dilutive Issuance” shall have the meaning set forth in Section 7(c).

“Distribution” shall have the meaning set forth in Section 7(e).

“Effective Date” means the date that the Registration Statement filed by the Corporation pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) any securities of the Corporation to employees, officers or directors, consultants, contractors, vendors or other agents of the Corporation pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Corporation, (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Purchase Agreements or the Business Combination Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Closing Date, provided that such securities have not been amended since the Closing Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations and automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such securities which are not more favorable to the holder thereof than the anti-dilution and similar provisions set forth herein) or to extend the term of such securities, (c) the Conversion Shares, (d) securities issued pursuant to any merger, acquisition or strategic transaction or partnership approved by a majority of the directors of the Corporation, provided that (i) such securities are issued as “restricted securities” (as defined in Rule 144) or are issued pursuant to an effective registration statement pursuant to the Securities Act and (ii) any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Corporation and shall provide to the Corporation additional benefits in addition to the investment of funds and (e) any securities issued by the corporation pursuant to any legal settlement or similar arrangement agreed or entered into by the Corporation, provided that, in the aggregate, not more than [●]1 shares of Common Stock are issued or deemed issued or issuable upon conversion, settlement, exercise or exchange of any such securities that are Options or Convertible Securities, but any such Exempt Issuance shall not include a transaction in which the Corporation is issuing securities (i) primarily for the purpose of raising capital, including an at-the-market offering, or (ii) to an entity whose primary business is investing in securities.

[1]	To be $1,000,000 / SPAC Public Share redemption price.

“Floor Price” means the lesser of (i) $5.00 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date of the Purchase Agreement) and (ii) the Conversion Price then in effect.

“Fundamental Transaction” shall have the meaning set forth in Section 7(f).

“Holder” shall have the meaning set forth in Section 2(a).

“Inflection Point” means Inflection Point Asset Management LLC and/or one or more of its Affiliates.

“Junior Securities” shall have the meaning set forth in Section 5(a).

“New Issuance Price” shall have the meaning set forth in Section 7(c).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Option Value” means the value of an Option based on the Black-Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest weighted average price of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor, provided, however, in case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction, in no event shall the Option Value exceed a fraction of the aggregate consideration received (excluding the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities) equal to (1) the number of shares of Common Stock underlying such Option divided by (2) the total number of shares of Common Stock issued or issuable in the integrated transaction (including the number of shares underlying such Option).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PIK Dividend” shall have the meaning set forth in Section 3(a). “Preferred Stock” shall have the meaning set forth in Section 2(a).

“Preferred Stock Liquidation Amount” shall have the meaning set forth in Section 5(b)(ii).

“Preferred Stock Register” shall have the meaning set forth in Section 2(b).

“Purchase Agreements” means the several Securities Purchase Agreements, between the Corporation and certain original Holders, as amended, modified or supplemented from time to time in accordance with their respective terms.

“Purchase Rights” shall have the meaning set forth in Section 7(d).

“Redemption Date” shall have the meaning set forth in Section 8(b)(i).

“Redemption Notice” shall have the meaning set forth in Section 8(b)(ii).

“Redemption Price” shall have the meaning set forth in Section 8(b)(i).

“Redemption Request” shall have the meaning set forth in Section 8(b)(i).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, among the Corporation, the original Holders and certain other securityholders of the Corporation.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Conversion Shares by each Holder as provided for in the Registration Rights Agreement, including the Initial Registration Statement (as defined in the Registration Rights Agreement) and any additional Registration Statements which may be required thereunder.

“Required Holders” shall have the meaning set forth in Section 4(c).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Semi-Annual Dividend Date” shall mean June 1 and December 1 of each year.

“Share Delivery Date” shall have the meaning set forth in Section 6(c)(i).

“Standard Settlement Period” shall have the meaning set forth in Section 6(c)(i).

“Stated Value” shall have the meaning set forth in Section 2(a).

“Successor Entity” shall have the meaning set forth in Section 7(f)(iii).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Corporation, and any successor transfer agent of the Corporation.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the arithmetic mean of the daily volume weighted average prices of the Common Stock for each of the 20 Trading Days preceding such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), with each such Trading Day weighted equally regardless of the aggregate trading volume for such Trading Day, (b) if OTCQB or OTCQX is not a Trading Market, the arithmetic mean of the daily volume weighted average prices of the Common Stock for each of the 20 Trading Days preceding such date (or the nearest preceding date) on OTCQB, OTCQX or OTCID as applicable, calculated in the same manner as clause (a), (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the average of the highest closing bid price and the lowest closing ask price of the Common Stock for the 20 Trading Days preceding such date, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Preferred Stock then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation. For the avoidance of doubt, the daily volume weighted average price for each individual Trading Day shall be determined by Bloomberg L.P. in accordance with its standard methodology, and the VWAP for the applicable period shall be calculated by summing such daily values and dividing by the number of Trading Days in the measurement period (i.e., 20 Trading Days), such that each Trading Day’s price is given equal weight irrespective of trading volume.

Section 2. Designation, Amount and Par Value.

(a) The series of preferred stock shall be designated as its “12.0% Series A Cumulative Convertible Preferred Stock” (the “Preferred Stock”) and the number of shares so designated shall be up to [●] (which shall not be subject to increase without the written consent of a majority of the then outstanding Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $[0.0001] per share and a stated value equal to $12.00 (the “Stated Value”).

(b) The Corporation shall register, or cause its Transfer Agent to register, shares of the Preferred Stock upon records to be maintained by the Corporation or its Transfer Agent for that purpose (the “Preferred Stock Register”), in the name of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall register, or cause its Transfer Agent to register, the transfer of any shares of Preferred Stock in the Preferred Stock Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein and after such Holder shall have provided to the Corporation such documentation and legal opinions, if any, as may be reasonably requested by the Corporation (including any documentation required by the Transfer Agent with respect to such transfer). Upon the registration of such transfer, a new certificate (to the extent such shares are certificated) evidencing the shares of Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within three Business Days. The Board of Directors may provide by resolution or resolutions that some or all of the Preferred Stock shall be uncertificated shares. The Corporation shall not be required to register, or cause its Transfer Agent to register, or record any transfer of any shares of the Preferred Stock that would violate, conflict with, or fail to be in compliance with federal or state securities laws.

Section 3. Dividends.

(a) From and after the Closing, subject to the terms of this Section 3, cumulative dividends shall accrue on the Accrued Value of each share of Preferred Stock at the Annual Rate. Dividends on each share of Preferred Stock shall be cumulative and shall accrue daily from and after the Closing, but shall compound on a semi-annual basis on each Semi-Annual Dividend Date (each, an “Accrued Dividend”) whether or not earned or declared, and whether or not there are earnings or profits, surplus, or other funds or assets of the Corporation legally available for the payment of dividends. Each Accrued Dividend shall be paid, at the election of the Corporation, either (i) in cash (a “Cash Dividend”), or (ii) in kind by increasing the Accrued Value of such share (a “PIK Dividend”).

(b) The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation ranking junior to the Preferred Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required in this Certificate of Designation or the Corporation’s certificate of incorporation) the Holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to the sum of (i) the amount of the aggregate Accrued Dividends then accrued on such share of Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Cumulative Convertible Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series of capital stock of the Corporation ranking junior to the Preferred Stock that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Accrued Value; provided that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation that is junior to the Preferred Stock, the dividend payable to the Holders of Preferred Stock pursuant to this Section 3 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend.

(c) Subject to Section 5 and Section 7, the Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock (other than Accrued Dividends), on an as-converted basis, equal to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

(d) Notwithstanding anything to the contrary herein, to the extent that the Holder’s right to participate in any dividend would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such dividend to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such dividend shall be held in abeyance for the benefit of the Holder until such time, if ever, such grant, issuance or sale, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation.

Section 4. Voting Rights.

(a) The Holders shall be entitled to notice of any meeting of stockholders of the Corporation and, except as otherwise required by law or as may be provided herein, shall vote together with the holders of Common Stock as a single class upon any matter submitted to the stockholders for a vote.

(b) On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of the stockholders of the Corporation (or by written consent in lieu of a meeting), a Holder, together with its Attribution Parties, shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such Holder, together with its Attribution Parties, are convertible on the record date for determining stockholders entitled to vote on such matter (as adjusted from time to time pursuant to Section 7 hereof and subject to the Beneficial Ownership Limitation), but without regard as to whether sufficient shares of Common Stock are available out of the Corporation’s authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock.

(c) As long as at least 20% or more of the shares of Preferred Stock issued as of the Closing are outstanding, the Corporation shall not, without the affirmative vote or action by written consent of the Holders of at least a majority of the issued and outstanding shares of the Preferred Stock (the “Required Holders”), which majority must include Inflection Point if Inflection Point then holds any shares of Preferred Stock:

(i) liquidate, dissolve or wind-up the affairs of the Corporation;

(ii) amend, alter or repeal the Corporation’s certificate of incorporation or bylaws, this Certificate of Designation or any similar document of the Corporation in a manner that materially and adversely affects the powers, preferences or rights given to the Preferred Stock;

(iii) create any equity security, authorize the creation of any equity security, classify any equity security, reclassify any equity security, or issue any other security convertible into or exercisable for any equity security, unless such security ranks junior to the Preferred Stock with respect to its rights, preferences and privileges or increase the number of authorized shares of Preferred Stock;

(iv) except as set forth in Section 3, purchase or redeem or pay any cash dividend on any capital stock of the Corporation ranking junior to the Preferred Stock prior to payment of such cash dividend on the Preferred Stock or purchase or redeem any capital stock of the Corporation ranking junior to the Preferred Stock, other than capital stock repurchased at cost from former employees and consultants in connection with the cessation of their service or pursuant to the terms of any equity incentive plan of the Corporation;

(v) enter into any transaction with an affiliate, other than the issuance of equity or awards to eligible participants under the Corporation’s incentive plan, equity plan or equity-based compensation plan or with respect to employment, consulting or award agreements with respect to executive officers of the Corporation, in each case regardless of whether such person (or such person’s affiliates) would be considered an affiliate of the Corporation; or

(vi) incur or guarantee any indebtedness other than equipment leases or trade payables incurred in the ordinary course of business; provided, however, that the Preferred Stock shall not be considered indebtedness for purposes of this calculation.

(d) Notwithstanding anything to the contrary herein, Section 6(d) may not be amended, modified or waived in any manner that materially and adversely affects a Holder of Preferred Stock without such Holder’s consent.

Section 5. Ranking; Liquidation.

(a) The Preferred Stock shall rank senior to all of the Common Stock and any other class or series of capital stock of the Corporation currently existing or hereafter authorized, classified or reclassified by the Corporation (collectively, “Junior Securities”), in each case, as to rights to receive dividends or to participate in distributions of assets or payments upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily.

(b) Preferential Payments to Holders of Preferred Stock; Distribution of Remaining Assets.

(i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the Holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment shall be made to the holders of Common Stock or other Junior Securities by reason of their ownership thereof, an amount per share equal to 100% of the Accrued Value on each share of Preferred Stock. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Holders of shares of Preferred Stock the full amount to which they shall be entitled under this Section 5(b), the Holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(ii) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of all amounts required to be paid to the holders of shares of Preferred Stock pursuant to Section 5(b)(i), the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Preferred Stock pursuant to Section 5(b)(i) or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of the shares of Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of this Certificate of Designation immediately prior to such liquidation, dissolution or winding up of the Corporation. The aggregate amount which a holder of a share of Preferred Stock is entitled to receive under Sections 5(b)(i) and 5(b)(ii) is hereinafter referred to as the “Preferred Stock Liquidation Amount.”

(c) Deemed Liquidation Events.

(i) In the event of a Deemed Liquidation Event, if the Corporation does not effect a dissolution of the Corporation under the Delaware General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each Holder of Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such Holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause to require the redemption of such shares of Preferred Stock, and (ii) if the Required Holders so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, or any other expenses associated with the Deemed Liquidation Event or the dissolution of the Corporation, in each case as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the Preferred Stock Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each Holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts that would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The provisions of Section 5(i) shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Stock pursuant to this Section 5(c)(i). Prior to the distribution or redemption provided for in this Section 5(c)(i), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

(ii) In any Deemed Liquidation Event, if Available Proceeds are in a form of property other than in cash, the value of such distribution shall be deemed to be the fair market value of such property. The determination of fair market value of such property shall be made in good faith by the Board of Directors of the Corporation, provided that to the extent such property consists of securities, the fair market value of such securities shall be determined as follows:

(A).	For securities not subject to investment letters or other similar restrictions on free marketability covered by Section 5(c)(ii)(B) below, the fair market value of such securities shall be the VWAP of such securities on the date of receipt (substituting the references to “Common Stock” in the definition of “VWAP” with such publicly traded security); and

(B).	The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors of the Corporation) from the market value as determined pursuant to Section 5(c)(ii)(A) above so as to reflect the approximate fair market value thereof.

(iii) If any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated in accordance with the foregoing Section 5(b) and this Section 5(c) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 5(b) and Section 5(c) after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 5(c)(iii), consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

Section 6. Conversion.

(a) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of whole shares of Common Stock (subject to the limitations set forth in Section 6(d)) determined by dividing the Accrued Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), unless the Corporation directs Holders that the Notice of Conversion shall be delivered to the Corporation’s transfer agent. Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by e-mail attachment or by a nationally recognized overnight courier service such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued, and all rights (other than the right to receive the Conversion Shares) with respect to such shares will terminate. The Corporation’s stock ledger and transfer book shall serve as the exclusive record of outstanding shares of Preferred Stock.

(b) Conversion Price. The initial conversion price is $12.00, subject to adjustment herein (the “Conversion Price”).

(c) Mechanics of Conversion

(i) Delivery of Conversion Shares Upon Conversion. Not later than the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) the number of Conversion Shares being acquired upon the conversion of the Preferred Stock, which on or after the earlier of (i) the one year anniversary of the Original Issue Date or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by any Purchase Agreement or any other applicable lock-up agreement or similar agreement) and (B) cash in an amount equal to any accrued and unpaid dividends, if any. On or after the earlier of (i) the one year anniversary of the Original Issue Date or (ii) the Effective Date, the Corporation shall deliver the Conversion Shares required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Corporation’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion. Notwithstanding the foregoing, with respect to any Notice(s) of Conversion delivered at or prior to 12:00 p.m. (New York City time) on the Original Issue Date, the Corporation agrees to deliver the Conversion Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Original Issue Date.

(ii) Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as reasonably directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such conversion, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion.

(iii) Obligation Absolute; Partial Liquidated Damages. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Accrued Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Accrued Value of Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such Conversion Shares pursuant to Section 6(c)(i) by 10th Trading Day after the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Accrued Value of Preferred Stock being converted, $25 per Trading Day (increasing to $50 per Trading Day on the third Trading Day and increasing to $100 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after the 10th Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iv) Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason unrelated to the actions of the Holder or its Affiliates to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (excluding any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any applicable brokerage commissions) giving rise to such purchase obligation was a total of $10,000, under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon the request of the Corporation, evidence of the amount of such loss. If a Holder purchases shares of Common Stock having a total purchase price of $9,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any applicable brokerage commissions) giving rise to such purchase obligation was a total of $10,000, under clause (A) of the preceding sentence, the Corporation shall not be required to pay Holder any amount. For the avoidance of doubt, in the event of a Buy-In, the Holder shall use commercially reasonable efforts to purchase shares at the lowest available price, paying the lowest reasonably available brokerage commission. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver Conversion Shares upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

(v) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other Holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock (assuming for such purpose a Conversion Price equal to the Floor Price and any such conversions are made without regard to any limitations on conversion set forth herein). The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if a Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to such Holder’s compliance with its obligations under the Registration Rights Agreement).

(vi) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share. Notwithstanding anything to the contrary contained herein, but consistent with the provisions of this subsection with respect to fractional Conversion Shares, nothing shall prevent any Holder from converting fractional shares of Preferred Stock.

(vii) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(d) Beneficial Ownership Limitation. A Holder may notify the Corporation in writing in the event it elects to be subject to the provisions contained in this Section 6(d); however, no Holder shall be subject to this Section 6(d) unless he, she or it makes such election. If the election is made, (i) the Corporation shall not effect any conversion of the Preferred Stock, and such Holder shall not have the right to convert all or any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of 4.9%, 9.9%, 19.9% of the Corporation’s Common Stock (or such other amount as a Holder may specify) (the “Beneficial Ownership Limitation”) and (ii) the Corporation shall not permit the Holder to vote, and such Holder shall not have the right vote pursuant to Section 4(b) of this Certificate of Designation, all or any portion of the Preferred Stock that such Holder is not permitted to convert pursuant to the preceding clause (i) (provided, however, that such Holder shall retain the right to vote pursuant to Section 4(c) of this Certificate of Designation to the extent that retaining such right does not cause such Holder to be deemed to beneficially own Conversion Shares within the meaning of Rule 13d-3 promulgated under the Exchange Act). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Accrued Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The Holder shall provide the Corporation with any information reasonably requested by the Corporation in connection with this Beneficial Ownership Limitation and the provisions related thereto, in each case with respect to the Corporation’s reporting obligations pursuant to the Securities Act, the Exchange Act, or other federal or state securities regulations. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request (which may be via email) of a Holder, the Corporation shall within two Trading Days confirm in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Corporation, a Holder may from time to time increase or decrease the Beneficial Ownership Limitation applicable to such Holder, provided, however, that any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Holder of Preferred Stock.

Section 7. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock or any cash distributions), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then each of the Conversion Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) VWAP Reset. If on the twenty-first trading day following the date that is six months after the Closing Date, the VWAP (the “Measurement Price”) is less than the Conversion Price then in effect, then the Conversion Price then in effect shall be reduced to an amount equal to the greater of (i) the Measurement Price and (ii) $5.00.

(c) Adjustment of Conversion Price upon Issuance of Common Stock.2 If and whenever on or after the Closing Date until the first date on which no shares of Preferred Stock are outstanding the Corporation issues or sells, or in accordance with this Section 7(c) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation, but excluding shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation in connection with any Exempt Issuance) for a consideration per share (the “New Issuance Price”) less than the Conversion Price (each such issue, sale or deemed issuance or sale, a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 7(c)), the following shall be applicable:

(i) Options and Convertible Securities. The consideration per share received by the Corporation for Common Stock issued or deemed to have been issued pursuant to Section 7(c)(ii), relating to Options and Convertible Securities, shall be determined by dividing:

(A).	the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

[2]	To be discussed.

(B).	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) deemed to be issued pursuant to Section 7(c)(ii) upon the issuance of such Options or Convertible Securities.

(ii) Deemed Issuance of Options and Convertible Securities.

(A).	If the Corporation at any time or from time to time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, in each case excluding shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation in connection with any Exempt Issuance, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be outstanding and to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date when determining the amount of the adjustment for such issuance under this Section 7(c).

(B).	If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock increases or decreases at any time (other than (i) proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 7(a) above and (ii) automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security which are not more favorable to the holder thereof than the anti-dilution and similar provisions set forth herein), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 7(c), if the terms of any Option or Convertible Security that was outstanding as of the date of first issuance of a share of Preferred Stock are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(c)(ii) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iii) Calculation of Consideration Received.

(A).	In case one or more Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction, (x) each such Option will be deemed to have been issued for the Option Value of such Option and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Corporation less any consideration paid or payable by the Corporation pursuant to the terms of such other securities of the Corporation, less (II) the Option Value of each such Option.

(B).	If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Corporation therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation will be the VWAP of such publicly traded securities on the date of receipt (substituting the references to “Common Stock” in the definition of VWAP with such publicly traded security). If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

(iv) Record Date. If the Corporation takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(v) Expiration or Termination of Options or Convertible Securities. Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Securities (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 7(c), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Securities (or portion thereof) never been issued.

(d) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) and Section 7(c) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). To the extent that the issue price of such Purchase Rights would result in an adjustment of the Conversion Price pursuant to Section 7(c), such adjustment shall not occur to the extent the Holders were granted the right to acquire such Purchase Rights on the applicable terms.

(e) Pro Rata Distributions. In addition to the requirements of Section 3, during such time as this Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), in each such case, the Holders shall be entitled to participate in such Distribution to the same extent that the Holders would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(f) Fundamental Transaction.

(i) If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Corporation, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a stock split, combination or reclassification of shares of Common Stock covered by Section 7(a)), or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Corporation, and such event(s) do not constitute a Deemed Liquidation Event (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock), the number of shares of capital stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock).

(ii) For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration.

(iii) The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the Registration Rights Agreement in accordance with the provisions of this Section 7(f) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the Conversion Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Required Holders.

(g) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(h) Notice to the Holders.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder by email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation (and all of its Subsidiaries, taken as a whole), or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered by email to each Holder at its email address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K, unless determined by the Corporation that such filing would be harmful to the Corporation at such time, in which case the Corporation shall file such 8-K as soon as is reasonably practicable in its discretion. For the avoidance of doubt, and without limiting the conversion rights of any Holder, each Holder shall remain entitled to convert the Accrued Value of this Preferred Stock (or any part hereof) during the twenty (20)-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 8. Redemption.

(a) Redemption by the Corporation. Subject to the provisions of this Section 8 and unless prohibited by applicable law governing distributions to stockholders, if, throughout the 15-day period following the Corporation Notice (as defined below), (x) the Registration Statement is effective, (y) the Registration Statement covers the resale of all of the Common Stock issuable upon conversion of all of the outstanding shares of Preferred Stock and (z) a current prospectus relating thereto is available, the Corporation may, in its sole discretion, redeem all or a portion of the outstanding shares of Preferred Stock:

(i) on or after the Closing but prior to the first anniversary of the Closing, at a redemption price per share equal to the greater of (i) 150% of the Accrued Value (which shall be payable in cash) and (ii) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 6 immediately prior to such redemption based on the then effective rate of conversion (which shall be payable, at the option of the Corporation, in cash or shares of Common Stock or a combination thereof, with the value of such shares of Common Stock being the closing price of such shares of Common Stock on the Trading Market on the applicable date of redemption);

(ii) on or after the first anniversary of the Closing but prior to the second anniversary of the Closing, at a redemption price per share equal to the greater of (i) 140% of the Accrued Value (which shall be payable in cash) and (ii) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 6 immediately prior to such redemption based on the then effective rate of conversion (which shall be payable, at the option of the Corporation, in cash or shares of Common Stock or a combination thereof, with the value of such shares of Common Stock being the closing price of such shares of Common Stock on the Trading Market on the applicable date of redemption);

(iii) on or after the second anniversary of the Closing but prior to the third anniversary of the Closing, at a redemption price per share equal to the greater of (i) 130% of the Accrued Value (which shall be payable in cash) and (ii) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 6 immediately prior to such redemption based on the then effective rate of conversion (which shall be payable, at the option of the Corporation, in cash or shares of Common Stock or a combination thereof, with the value of such shares of Common Stock being the closing price of such shares of Common Stock on the Trading Market on the applicable date of redemption);

(iv) on or after the third anniversary of the Closing but prior to the fourth anniversary of the Closing, at a redemption price per share equal to the greater of (i) 120% of the Accrued Value (which shall be payable in cash) and (ii) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 6 immediately prior to such redemption based on the then effective rate of conversion (which shall be payable, at the option of the Corporation, in cash or shares of Common Stock or a combination thereof, with the value of such shares of Common Stock being the closing price of such shares of Common Stock on the Trading Market on the applicable date of redemption);

(v) on or after the fourth anniversary of the Closing but prior to the fifth anniversary of the Closing, at a redemption price per share equal to the greater of (i) 110% of the Accrued Value (which shall be payable in cash) and (ii) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 6 immediately prior to such redemption based on the then effective rate of conversion (which shall be payable, at the option of the Corporation, in cash or shares of Common Stock or a combination thereof, with the value of such shares of Common Stock being the closing price of such shares of Common Stock on the Trading Market on the applicable date of redemption); and

(vi) on or after the fifth anniversary of the Closing, at a redemption price per share equal to the greater of (i) 100% of the Accrued Value (which shall be payable in cash) and (ii) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 6 immediately prior to such redemption based on the then effective rate of conversion (which shall be payable, at the option of the Corporation, in cash or shares of Common Stock or a combination thereof, with the value of such shares of Common Stock being the closing price of such shares of Common Stock on the Trading Market on the applicable date of redemption).

If, on the date of such redemption, applicable law governing distributions to stockholders prevents the Corporation from redeeming all shares of Preferred Stock scheduled to be redeemed, the Corporation shall be entitled to ratably redeem the maximum number of shares that it may redeem consistent with such law and any Preferred Stock not so redeemed shall remain outstanding. The Corporation shall provide written notice (the “Corporation Notice”) by e-mail and first class mail postage prepaid, to each Holder of record (determined at the close of business on the Business Day next preceding the day on which the Corporation Notice is given) of the Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such Holder, notifying such Holder of the redemption to be effected, specifying the number of shares to be redeemed from such Holder, specifying the date of such redemption, the redemption price, the place at which payment may be obtained and calling upon such Holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed; provided that the date of redemption shall be not less than 15 days from the date of the Corporation Notice. Except as otherwise provided herein, on or after the applicable date of redemption, each Holder to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Corporation Notice, and thereupon the price of redemption of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. Notwithstanding anything herein to the contrary, each Holder shall remain entitled to convert all or a portion of the Accrued Value of its Preferred Stock (or any part thereof) at any time and from time to time during the 15-day period commencing on the date of the Corporation Notice through the applicable date of redemption. Any payment of the redemption price in shares of Common Stock shall be subject to the Beneficial Ownership Limitation. To the extent that the Holder’s receipt of any such shares of Common Stock would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to receive such shares of Common Stock to such extent (or in the beneficial ownership of any shares of Common Stock as a result of thereof to such extent) and the portion of such redemption shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation.

(b) Redemption by the Holders.

(i) Unless prohibited by applicable law governing distribution to stockholders, shares of Preferred Stock shall be redeemed by the Corporation at a purchase price equal to the Accrued Value (the “Redemption Price”), if at any time and from time to time after the fifth (5th) anniversary of the Closing, a Holder delivers to the Corporation a written notice demanding redemption of all of such Holder’s shares of Preferred Stock (the “Redemption Request”). The 20th day after the date of the Redemption Request shall be referred to as the “Redemption Date.” Upon receipt of a Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, until the Redemption Price has been paid in full, except to the extent prohibited by Delaware law governing distributions to stockholders.

(ii) Following receipt of a Redemption Request, the Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to the redeeming Holder of record of Preferred Stock not less than 15 days prior to the Redemption Date. The Redemption Notice shall state:

(A).	the number of shares of Preferred Stock held by the Holder that the Corporation shall redeem on the Redemption Date;

(B).	the Redemption Date and the Redemption Price;

(C).	the date upon which the Holder’s right to convert such shares terminates; and

(D).	for Holders of shares in certificated form, that the Holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

(iii) On the Redemption Date, the Corporation shall redeem the Preferred Stock owned by such Holder. If on the Redemption Date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. In the event that any portion of the Redemption Price has not been paid within 5 Business Days following the Redemption Date, interest on such unpaid portion of the Redemption Price shall accrue thereon until such amount is paid in full at a rate equal to the lesser of (i) 24.0% per annum and (ii) the maximum rate permitted under applicable law.

(c) Rights Subsequent to Redemption. Upon the redemption of shares of Preferred Stock pursuant to Section 8(a) or Section 8(b), all rights with respect to such shares of Preferred Stock shall immediately terminate, except with respect to the right of the Holders to receive the applicable redemption price with respect to such shares of Preferred Stock in accordance with Section 8(a) or Section 8(b), as applicable.

Section 9. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by e-mail, or sent by nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above, or at the address or email address most recently provided to Holders by the Corporation for purposes of notice hereunder Attention: [●], e-mail address [●], or such other e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Corporation, or if no such e-mail address or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages and accrued dividends, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall issue or cause to be issued, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation (which shall not include the posting of any bond). The applicant for a new certificate under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement certificate.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. All legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Certificate of Designation (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of Wilmington, Delaware, County of New Castle (the “Delaware Courts”). The Corporation and each Holder hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. The Corporation and each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If the Corporation or any Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e) Amendment. Subject to Section 4(c), this Certificate of Designation (or any provision hereof) may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the Delaware General Corporation Law, of the Required Holders, voting separately as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the DGCL and the Corporation’s certificate of incorporation; provided, however, and notwithstanding anything in this Certificate of Designation to the contrary, no provision of this Certificate of Designation shall be amended to the extent any such amendment would (i) disproportionately, materially and adversely modify any rights of any Holder (as compared to the rights of the other Holders), (ii) impose any additional financial obligations or liabilities on a Holder or (iii) amend the provisions of Section 3, Section 6, Section 7, Section 8(b) or this Section 9(e), unless such amendment applies to all Holders in the same fashion, in each case, unless any such Holder shall have previously consented in writing to such amendment or voted to approve such amendment at a meeting. No consideration shall be offered or paid to any Holder to amend or consent to a waiver or modification of any provision of this Certificate of Designation unless the same consideration is also offered to all of the Holders. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Corporation and negotiated separately by each Holder, and is intended for the Corporation to treat the Holders as a group and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise.

(f) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

(g) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(j) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Purchase Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as 12.0% Series A Cumulative Convertible Preferred Stock.

(k) Tax Withholding. The Corporation agrees that, provided that each Holder delivers to the Corporation a properly executed IRS Form W-9 or other certification satisfactory to the Corporation certifying as to such Holder’s status (or the status of such Holder’s beneficial owner(s)) as a United States person (within the meaning of Section 7701(a)(30) of the Code) and such Holder’s (or such beneficial owners’) eligibility for complete exemption from backup withholding (“U.S. Person Certification”), under current law the Corporation (including any paying agent of the Corporation) shall not be required to, and shall not, withhold on any payments or deemed payments to any such Holder. In the event that any Holder fails to deliver to the Corporation such properly executed U.S. Person Certification, the Corporation reasonably believes that a previously delivered U.S. Person Certification is no longer accurate and/or valid, or there is a change in law that affects the withholding obligations of the Corporation, the Corporation and its paying agent shall be entitled to withhold taxes on all payments made to the relevant Holder in the form of cash or otherwise treated, in the Corporation’s reasonable discretion, as a dividend for U.S. federal tax purposes or to request that the relevant Holder promptly pay the Corporation in cash any amounts required to satisfy any withholding tax obligations, in each case, to the extent the Corporation or its paying agent determines in good faith it is required to deduct and withhold tax on payments to the relevant Holder under applicable law; provided, that the Corporation shall use commercially reasonable efforts to notify the relevant Holder of any required withholding tax reasonably in advance of the date of the relevant payment. In the event that the Corporation does not have sufficient cash with respect to any Holder from withholding on cash payments otherwise payable to such Holder and cash paid to the Corporation by such Holder to the Corporation pursuant to the immediately preceding sentence, the Corporation and its paying agent shall be entitled to withhold taxes on deemed payments, including distributions of additional Preferred Stock in lieu of cash and constructive distributions on the Preferred Stock to the extent required by law, and the Corporation and its paying agent shall be entitled to satisfy any required withholding tax on non-cash payments (including deemed payments) through a sale of a portion of the Preferred Stock received as a dividend or from cash dividends or sales proceeds subsequently paid or credited on the Preferred Stock.

(l) Tax Treatment. Absent a change in law, Internal Revenue Service practice or a contrary determination (as defined in Section 1313(a) of the Internal Revenue Code, as amended (the “Code”)), each holder of Preferred Stock and the Corporation shall not treat the Preferred Stock (based on their terms as set forth in this Certificate of Designation) as “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulation Section 1.305-5 for United States federal income tax and withholding tax purposes and shall not take any position inconsistent with such treatment.

*********************

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Executive Officer this [●]th day of [●], 2026.

[ELROY AIR, INC.]

By:
Name:	[●]
Title:	Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF 12.0% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of 12.0% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), indicated below into shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of [Elroy Air, Inc.], a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _______________________________________________

Number of shares of Preferred Stock owned prior to Conversion: ___________________

Number of shares of Preferred Stock to be Converted: ___________________________

Accrued Value of shares of Preferred Stock to be Converted: ______________________

Number of shares of Common Stock to be Issued: ______________________________

Applicable Conversion Price:______________________________________________

Number of shares of Preferred Stock subsequent to Conversion:____________________

Address for Delivery:____________________________________________________

or

DWAC Instructions:

Broker no: ___________

Account no: _____________

[HOLDER]

By:
Name:
Title :

Annex A

EXHIBIT B

FORM OF

AMENDED AND RESTATED

 REGISTRATION RIGHTS AGREEMENT

FORM OF

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2026, is made and entered into by and among Elroy Air, Inc., a Delaware corporation (formerly known as Inflection Point Acquisition Corp. VII, a Cayman Islands exempted company, prior to the Domestication (as defined herein)) (the “Company”), Columbus Circle 2 Sponsor Corporation LLC, a Delaware limited liability company (the “Sponsor”), the members of the Sponsor identified on the signature pages hereto under “Other Sponsor Holders” (such members, together with the Sponsor, the “Sponsor Holders”), each of the undersigned parties listed on the signature page hereto under “PIPE Holders” (the “PIPE Holders”), each of the undersigned parties listed on the signature page hereto under “Elroy Holders” (the “Elroy Holders”) and each of the undersigned parties listed on the signature page hereto under “Other Holders” (the “Other Holders” and each such party, together with the Sponsor, the Sponsor Holders, the PIPE Holders, the Elroy Holders and any Person who hereafter becomes a party to this Agreement pursuant to Section 5.2, a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, the Company and certain Sponsor Holders are party to that certain Registration Rights Agreement, dated as of February 10, 2026 (the “Original RRA”);

WHEREAS, the Company is party to that certain Business Combination Agreement, dated as of [●], 2026 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, [Merger Sub], a Delaware corporation (“Merger Sub”) and Elroy Air, Inc., a Delaware corporation (“Legacy Elroy Air”);

WHEREAS, prior to the date hereof and subject to the conditions of the Business Combination Agreement, the Company transferred by way of continuation to and domesticated as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended, and the Companies Act (as revised) of the Cayman Islands (the “Domestication”);

WHEREAS, prior to the Domestication, (a) the Sponsor owned, in aggregate, (i) 7,666,667 Class B ordinary shares of the Company, (ii) 265,000 Class A ordinary shares of the Company, and (iii) 83,333 Cayman private placement warrants of the Company, each exercisable for one Class A ordinary share of the Company at an exercise price of $11.50 per share and (b) Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC and Clear Street LLC collectively own (i) 400,000 Class A ordinary shares of the Company and (ii) 133,333 Cayman private placement warrants of the Company, each exercisable for one Class A ordinary share of the Company at an exercise price of $11.50 per share;

WHEREAS, (i) immediately prior to the Domestication, each then issued and outstanding Class B ordinary share of the Company was converted on a one-for-one basis into a Class A ordinary share of the Company and (ii) in connection with the Domestication, (x) each then issued and outstanding Class A ordinary share of the Company was converted automatically, on a one-for-one basis, into a share of common stock of the Company, par value $0.0001 per share (the “Common Stock”); (y) each then issued and outstanding warrant of the Company converted automatically into a warrant to acquire one (1) share of Common Stock (each, a “Domesticated Purchaser Warrant”), pursuant to the Warrant Agreement; and (z) each then issued and outstanding unit of the Company was cancelled and thereafter entitled the holder thereof to one (1) share of Common Stock and one-third (1/3) of one Domesticated Purchaser Warrant, with any fractional shares of Common Stock to be issued in connection with such separation rounded down to the nearest whole share;

2

WHEREAS, pursuant to the Business Combination Agreement, on the date hereof, Merger Sub merged with and into Legacy Elroy Air, with Legacy Elroy Air continuing as the surviving corporation and as a direct, wholly owned subsidiary of the Company (the “Business Combination”);

WHEREAS, on the date hereof, in connection with the Closing of the Business Combination, the Company issued [●] shares of Common Stock to the Elroy Holders;

WHEREAS, pursuant to the Business Combination Agreement, on the date hereof, the holders of Legacy Elroy Air’s Pre-Funded Convertible Notes received shares of 12% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series A Preferred Stock”) in exchange for such Pre-Funded Convertible Notes;

WHEREAS, pursuant to the Business Combination Agreement, on the date hereof, the holders of Legacy Elroy Air’s Company Pre-Funded Investor Warrants received warrants to purchase Common Stock (the “Series A Investor Warrants”) in exchange for such Legacy Elroy Air’s Company Pre-Funded Investor Warrants;

WHEREAS, on the date hereof, the Company issued an additional [●] shares of Series A Preferred Stock and additional Series A Investor Warrants to purchase an aggregate of [●] shares of Common Stock (subject to adjustment) to certain investors pursuant to that certain Securities Purchase Agreement, dated as of [●], 2026, by and among the Company and such investors (the “Series A SPA”) or other securities purchase agreements regarding the Series A Preferred Stock and Series A Investor Warrants;

WHEREAS, pursuant to Section 5.5 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Original RRA) (the “Original Holders”) of at least a majority in interest of the Registrable Securities (as defined in the Original RRA) (the “Original Registrable Securities”) at the time in question, and the Sponsor Holders party hereto are Original Holders of at least a majority in interest of the Original Registrable Securities as of the date hereof; and

WHEREAS, in connection with the consummation of the transactions described above, the Company and the Original Holders desire to amend and restate the Original RRA in its entirety as set forth herein, and the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

3

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Holder” shall have the meaning given in Section 5.11.

“

Additional Holder Common Stock” shall have the meaning given in Section 5.11.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company or the Board, in each case, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble hereto. “Board” shall mean the board of directors of the Company.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Closing” shall have the meaning given in the Business Combination Agreement. “Closing Date” shall have the meaning given in the Business Combination Agreement. “Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Competing Registration Rights” shall have the meaning given in Section 5.7.

“Demanding Holder” shall have the meaning given in Section 2.1.4.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as it may be amended from time to time.

“Elroy Holders” shall have the meaning given in the Preamble hereto.

“Elroy Holders Lock-Up Agreement” means the lock-up agreement, dated [●], entered into by the Company and the Elroy Holders.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Floor Price” shall mean the lesser of (i) $5.00 and (ii) as applicable, the then-current conversion price for the Series A Preferred Stock or the then-current exercise price.

“Form S-1 Shelf” shall have the meaning given in Section 2.1.1.

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“Form S-3 Shelf” shall have the meaning given in Section 2.1.1.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Holder Information” shall have the meaning given in Section 4.1.2.

“Holders” shall have the meaning given in the Preamble hereto, for so long as such Person holds any Registrable Securities.

“Joinder” shall have the meaning given in Section 5.11.

“Law” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, order or consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Legacy Elroy Air” shall have the meaning given in the Recitals hereto.

“Legal Proceeding” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Lock-Up Agreements” means the Elroy Holders Lock-Up Agreement and the Sponsor Holder Lock-Up Agreement, collectively.

“Lock-Up Period” shall mean (a) with respect to the Sponsor Holders and their respective Permitted Transferees, the lock-up period specified with respect to a party in the Sponsor Holder Lock-Up Agreement, (b) with respect to the Elroy Holders and their respective Permitted Transferees, the lock-up period specified with respect to a party in the Elroy Holders Lock-Up Agreement and (c) with respect to the Other Holders and their respective Permitted Transferees, [●].

“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Original Registrable Securities” shall have the meaning given in the Recitals hereto. “Original RRA” shall have the meaning given in the Recitals hereto.

“Other Coordinated Offering” shall have the meaning given in Section 2.4.1.

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“Permitted Transferees” means persons to whom a holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the applicable Lock-Up Period pursuant to the applicable Lock-Up Agreement.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“PIPE Transferees” means persons to whom a PIPE Holder of Registrable Securities (or its transferee) transfers its Registrable Securities.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (i) any outstanding shares of Common Stock held by a Holder immediately following the Closing, (ii) any shares of Common Stock that may be acquired by Holders upon the exercise, conversion or redemption of any other security of the Company or other right to acquire Common Stock held by or issuable to a Holder immediately following the Closing, (iii) any outstanding shares of Common Stock or any other equity security of the Company held by a Holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company and (iv) any other equity security of the Company issued or issuable with respect to any securities referenced in clause (i), (ii) or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of the following events: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder to a Person that is not an “affiliate” (as defined in Rule 144) of the Company and new certificates for such securities not bearing (or book-entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book-entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities may be sold by a Holder without registration pursuant to Rule 144 (but with no volume or other restrictions or limitations including as to manner or timing of sale or current public information requirements applicable to such Holder); and (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a Registration Statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

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“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration, listing and filing fees (including fees with respect to filings required to be made with FINRA) and any national securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) legal counsel selected by the majority in interest of the Demanding Holders in an Underwritten Offering or Other Coordinated Offering.

“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including any Shelf, and, in each case, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement and all exhibits to, and all material incorporated by reference in, such registration statement.

“Requesting Holders” shall have the meaning given in Section 2.1.5.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time. “Series A Investor Warrants” shall have the meaning given in the Recitals hereto.

“Series A Preferred Stock” shall have the meaning given in the Recitals hereto.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf, or any Subsequent Shelf Registration, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

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“Sponsor” shall have the meaning given in the Preamble hereto. “Sponsor Holders” shall have the meaning given in the Preamble hereto.

“Sponsor Holders Lock-Up Agreement” means the lock-up agreement, dated [●], entered into by the Company and the Sponsor Holders.

“Sponsor Majority Holders” shall mean the Sponsor Holders holding in the aggregate a majority of the Registrable Securities then held by the Sponsor Holders.

“Subsequent Shelf Registration” shall have the meaning given in Section 2.1.2.

“Transfer” shall mean the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Lock-Up Period” shall have the meaning given in Section 2.3.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4.

“Warrant Agreement” means the Warrant Agreement, dated as of February 10, 2026, between the Company and Continental Stock Transfer & Trust Company.

“Withdrawal Notice” shall have the meaning given in Section 2.1.6.

“Yearly Limit” shall have the meaning given in Section 2.1.4.

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ARTICLE II

REGISTRATIONS AND OFFERINGS

2.1 Shelf Registration.

2.1.1 Filing. The Company shall, subject to Section 3.4, submit or file within 30 days of the Closing Date a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or, if the Company is eligible to use a Registration Statement on Form S-3, a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), in each case, covering the resale of all Registrable Securities (determined as of two (2) business days prior to such submission or filing and assuming that (i) all shares of Series A Preferred Stock are converted into shares of Common Stock at a conversion price equal to the Floor Price and taking into account payment-in-kind dividends for at least three years from the date of such submission or filing and (ii) all Series A Investor Warrants are exercised in full at an exercise price equal to the Floor Price) on a delayed or continuous basis in each case, without giving effect to any limitations on conversion or exercise, and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as reasonably practicable after the filing thereof, but no later than the earlier of (a) the 90th calendar day following the filing date thereof if the Commission notifies the Company that it will “review” the Registration Statement and (b) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. Subject to Sections 2.1.3 and 3.4, the Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as reasonably practicable after the Company is eligible to use Form S-3.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to, as promptly as is reasonably practicable, cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities under such Shelf (determined as of two (2) business days prior to such filing and assuming that (i) all shares of Series A Preferred Stock are converted into shares of Common Stock at a conversion price equal to the Floor Price and taking into account payment-in-kind dividends for at least three years from the date of such submission or filing and (ii) all Series A Investor Warrants are exercised in full at an exercise price equal to the Floor Price), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

2.1.3 New Registrable Securities. Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company shall, upon the written request of such Holder, promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then-available Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of (i) the Sponsor Holders, collectively, (ii) the Elroy Holders, collectively, (iii) the PIPE Holders, collectively, and (iv) the Other Holders, collectively.

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2.1.4 Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, any Holder (a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering or other coordinated offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $25 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to Section 2.4.4, the Company shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the initial Demanding Holder’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed). Subject to Section 2.4.6, each of (i) the Sponsor Holders, collectively, (ii) the Elroy Holders, collectively, (iii) the PIPE Holders, and (iv) the Other Holders, collectively, may demand Underwritten Shelf Takedowns pursuant to this Section 2.1.4 (x) not more than two (2) times in any 12-month period (the “Yearly Limit”). Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then-effective Registration Statement, including a Form S-3, that is then available for such offering.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any shares of Common Stock or other equity securities proposed to be sold by Company or by other holders of Common Stock or other equity securities, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata, as nearly as practicable, based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders (if any) have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities. To facilitate the allocation of Registrable Securities in accordance with the above provisions, the Company or the Underwriters may round the number of shares allocated to any Holder to the nearest 10 Registrable Securities.

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2.1.6 Underwritten Shelf Takedown Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority in interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that any other Demanding Holder(s) may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Demanding Holder(s). If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1.4 and shall count toward the Yearly Limit, unless either (i) the Demanding Holder(s) making the withdrawal has not previously withdrawn any Underwritten Shelf Takedown or (ii) the Demanding Holder(s) making the withdrawal reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if any other Demanding Holder(s) elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by such Demanding Holder(s) for purposes of Section 2.1.4 and shall count toward the Yearly Limit. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Requesting Holders. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.6.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of securityholders of the Company (or by the Company and by the securityholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iv) for an offering of debt that is convertible into equity securities of the Company, (v) for a dividend reinvestment plan, or (vi) a Block Trade or an Other Coordinated Offering (which shall be subject to Section 2.4), then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) business days after receipt of such written notice (such Registration, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

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2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Company or the Demanding Holders desire to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder,

(ii) the Registrable Securities as to which Registration has been requested pursuant to this Section 2.2 and

(iii) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of Persons other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:

(a) if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, as nearly as practicable, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of Persons other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;

(b) if the Registration or registered offering is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, as nearly as practicable, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of such Persons other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and

(c) if the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.5.

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2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1.4 and shall not count toward the Yearly Limit.

2.3 Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade or Other Coordinated Offering), if requested by the managing Underwriter, each Holder that is an executive officer or director of the Company or a Holder in excess of 5.0% of the then-outstanding Common Stock agrees that it shall not Transfer any shares of Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the 90-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering (the “Underwritten Lock-Up Period”), except (i) to Permitted Transferees, or, by a PIPE Holder, to PIPE Transferees (ii) as expressly permitted by such lock-up agreement or (iii) in the event the Underwriters managing the offering otherwise consent in writing. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all other Holders). The Company will not be obligated to undertake an Underwritten Shelf Takedown during any Underwritten Lock-Up Period binding on the Holders, nor will the Company be obligated to include in any Piggyback Registration any Registrable Securities that are then subject to a “lock-up” agreement.

2.4 Block Trades; Other Coordinated Offerings.

2.4.1 Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”) or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “Other Coordinated Offering”), in each case, either (x) with an anticipated aggregate offering price reasonably expected to be at least $25 million or (y) with respect to all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder only needs to notify the Company of the Block Trade or Other Coordinated Offering at least five (5) Business Days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

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2.4.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company, the Underwriter or Underwriters (if any) and any brokers, sale agents or placement agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.4.2.

2.4.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement.

2.4.4 The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and any brokers, sale agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

2.4.5 Subject to Section 2.4.6, each of (i) the Sponsor Holders, as a group, (ii) the Elroy Holders, as a group, (iii) the PIPE Holders, as a group, and (iv) the Other Holders, as a group, may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 2.4 in any twelve (12) month period. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.4 shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 2.1.4.

2.4.6 Notwithstanding anything to the contrary in this Agreement, with respect to (i) the Sponsor Holders, as a group, (ii) the Elroy Holders, as a group, or (iii) the Other Holders, as a group, in no event may the number of Block Trades or Other Coordinated Offerings demanded pursuant to this Section 2.4 plus the number of Underwritten Shelf Takedowns demanded pursuant to Section 2.1.4 exceed a total of three (3) demands for such group in any twelve (12) month period.

2.5 Legends. In connection with any sale or other disposition of the Registrable Securities by a Holder pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) and upon compliance by the Holder with the requirements of this Section 2.5, if requested by the Holder, the Company shall cause the transfer agent for the Registrable Securities (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Registrable Securities and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within one (1) trading day of any such request therefor from the Holder; provided that the Company and the Transfer Agent have timely received from the Holder customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. Subject to receipt from the Holder by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, the Holder may request that the Company remove any legend from the book entry position evidencing its Registrable Securities and the Company will, if required by the Transfer Agent, use its commercially reasonable efforts to cause an opinion of the Company’s counsel be provided, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Registrable Securities (i) are subject to or have been or are about to be sold pursuant to an effective registration statement or (ii) have been or are about to be sold pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission). If restrictive legends are no longer required for such Registrable Securities pursuant to the foregoing, the Company shall, in accordance with the provisions of this section and within one (1) trading day of any request therefor from the Holder accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such issuance.

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ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof (and including all manners of distribution in such Registration Statement as Holders may reasonably request in connection with the filing of such Registration Statement and as permitted by law, including distribution of Registrable Securities to a Holder’s members, securityholders or partners), and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission, as soon as reasonably practicable, a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

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3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose, and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as (a) may be necessary in order to comply with the Securities Act, the Exchange Act and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities and its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

3.1.10 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a broker, placement agent or sales agent that is registered pursuant to a Registration Statement, permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders collectively, Underwriters or other financial institutions to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representative, Underwriters or financial institutions agree to confidentiality arrangements, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

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3.1.11 obtain a “comfort” letter (including a bring-down letter dated as of the date the Registrable Securities are delivered for sale pursuant to such Registration) from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or a sale by a broker, placement agent or sales agent pursuant to a Registration Statement (subject to such Underwriter or other financial institution facilitating such offering providing such certification or representation as reasonably requested by the Company’s independent registered public accountants and the Company’s counsel), in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter or other similar type of sales agent or placement agent may reasonably request;

3.1.12 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to a Registration Statement, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, provided, in each case, that such participating Holders provide such information to such counsel as is customarily required for, or is reasonably requested by such counsel for purposes of, such opinion or negative assurance letter;

3.1.13 in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to a Registration Statement, enter into and perform its obligations under an underwriting agreement, purchase agreement, sales agreement or placement agreement, in usual and customary form, with the managing Underwriter or broker, sales agent or placement agent of such offering or sale;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 with respect to an Underwritten Offering pursuant to Section 2.1.4, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders participating in such Registration, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or other sales agent or placement agent if such Underwriter or other sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or broker, sales agent or placement agent, as applicable.

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3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ or agents’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. The Holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter or placement agent or sales agent, if any, in connection with the preparation of any Registration Statement or Prospectus, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Article II and in connection with the Company’s obligation to comply with federal and applicable state securities Laws. Notwithstanding anything in this Agreement to the contrary, if any Holder does not timely provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering or other coordinated offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any arrangements approved by the Company and (ii) timely completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.4.2 If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (i) require the Company to make an Adverse Disclosure, (ii) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control or (iii) in the good faith judgment of the majority of the Board, be seriously detrimental to the Company, and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

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3.4.3 Subject to Section 3.4.4, if (i) during the period starting with the date 60 days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date 120 days after the effective date of, a Company-initiated Registration, and provided that the Company continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable Shelf Registration, or (ii) if, pursuant to Section 2.1.4, Holders have requested an Underwritten Shelf Takedown and the Company and such Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, then, in each case, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4.

3.4.4 The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 3.4.2 or a registered offering pursuant to Section 3.4.3 shall be exercised by the Company, in the aggregate, for not more than 90 consecutive calendar days or more than 120 total calendar days in each case, during any 12-month period.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors, agents and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto filed pursuant to this Agreement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

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4.1.2 In connection with any Registration Statement filed pursuant to this Agreement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus one local counsel if necessary in the reasonable judgment of the indemnified party) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

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4.1.5 If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

4.2 Waiver of Medallion Guaranty. The Company agrees to use commercially reasonable efforts to enter into that certain indemnification agreement, substantially in the form attached as Exhibit B to this Agreement, in favor of Continental Stock Transfer & Trust Company (or any successor transfer agent or warrant agent of the Company) in connection with the waiver of any requirement to provide a medallion guarantee in connection with any Transfer of any shares of Common Stock or other equity securities of the Company by any Sponsor Holder, PIPE Holder, or any of their Permitted Transferees or PIPE Transferees; provided that, in each case, as a prerequisite to the Company’s entry into such indemnification agreement, such Sponsor Holder, PIPE Holder, Permitted Transferee or PIPE Transferees enters into an indemnification agreement in favor of the Company.

ARTICLE V

MISCELLANEOUS

5.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice). Any notice or communication under this Agreement must be addressed, if to the Company, to: Elroy Air, Inc., [●], Attention: [●], Email: [●], with a copy (which shall not constitute notice) to [●], [●], Attention: [●], Email: [●];and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third-Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 This Agreement and the rights, duties and obligations of the Holders hereunder may not be assigned or delegated by the Holders in whole or in part; provided, however, that, subject to Section 5.2.5, a Holder may assign the rights and obligations of such Holder hereunder relating to particular Registrable Securities in connection with the transfer of such Registrable Securities to a Permitted Transferee or PIPE Transferee of such Holder (it being understood that no such Transfer shall reduce any rights of the Holder with respect to Registrable Securities still held by such Holder). A Permitted Transferee or PIPE Transferee receiving Registrable Securities from a Sponsor Holder shall become a Sponsor Holder, a Permitted Transferee receiving Registrable Securities from an Elroy Holder shall become an Elroy Holder, a PIPE Transferee receiving Registrable Securities from a PIPE Holder shall become a PIPE Holder, and a Permitted Transferee receiving Registrable Securities from an Other Holder shall become an Other Holder.

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5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees and PIPE Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless such assignment is permitted under 5.2.2 and unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.4 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

5.5 Jurisdiction. Any Legal Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have jurisdiction, in the United States District Court for the District of Delaware and to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Legal Proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Legal Proceeding shall be heard and determined only in any such court, and (iv) agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding, suit or proceeding brought pursuant to this Section 5.5.

5.6 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

5.7 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the aggregate Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely effects the Sponsor Holders shall also require the written consent of the Sponsor Majority Holders so long as the Sponsor Holders and their respective affiliates hold, in the aggregate, at least one percent (1%) of the outstanding shares of Common Stock of the Company; and provided, further, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

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5.8 Other Registration Rights. Other than as provided in the Warrant Agreement, dated as of February 10, 2026, between the Company and Continental Stock Transfer & Trust Company, the Company represents and warrants that no Person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other Person. For so long as the Sponsor Holders and their respective affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock of the Company, the Company hereby agrees and covenants that it will not grant rights to register any Common Stock (or securities convertible into or exchangeable for Common Stock) pursuant to the Securities Act that are more favorable or senior to those granted to the Holders hereunder (such rights “Competing Registration Rights”) without the prior written consent of the Sponsor Majority Holders, not to be unreasonably withheld, delayed or conditioned. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions, and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.9 Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement and (ii) with respect to any Holder, the date that such Holder no longer holds any Registrable Securities. The provisions of Article IV shall survive any termination.

5.10 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

5.11 Additional Holders; Joinder. In addition to Persons who may become Holders pursuant to Section 5.2, subject to the prior written consent of at least a majority in interest of the aggregate Registrable Securities at the time in question, the Company may make any Person who acquires Common Stock or rights to acquire Common Stock after the date hereof a party to this Agreement (each such Person, an “Additional Holder”) by obtaining an executed joinder to this Agreement from such Additional Holder in the form of Exhibit A attached hereto (a “Joinder”). Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Common Stock of the Company then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Common Stock”) shall be Registrable Securities to the extent provided herein and therein, and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Common Stock.

5.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

5.13 Entire Agreement; Restatement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the parties with respect to the subject matter contained herein. Upon the Closing, the Original RRA shall no longer be of any force or effect.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

ELROY AIR, INC.,
a Delaware corporation

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

ELROY HOLDERS:

[●]

[●]

[●]

[Signature Page to Amended and Restated Registration Rights Agreement]

SPONSOR:

COLUMBUS CIRCLE 2 SPONSOR
CORPORATION LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

OTHER SPONSOR HOLDERS:

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

PIPE HOLDERS:

[●]

[●]

[●]

[Signature Page to Amended and Restated Registration Rights Agreement]

OTHER HOLDERS:

[●]

[●]

[●]

[Signature Page to Amended and Restated Registration Rights Agreement]

Exhibit A

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Amended and Restated Registration Rights Agreement, dated as of [ ], 2026 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Elroy Air, Inc., a Delaware corporation (the “Company”), and the other Persons named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement as [a Sponsor Holder / an Elroy Holder / a PIPE Holder / an Other Holder], and the undersigned’s [shares of Common Stock] shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein; provided, however, that the undersigned and its permitted assigns (if any) shall not have any rights as Holders, and the undersigned’s (and its transferees’) [shares of Common Stock] shall not be included as Registrable Securities, for purposes of the Excluded Sections.

For purposes of this Joinder, “Excluded Sections” shall mean [______].

Accordingly, the undersigned has executed and delivered this Joinder as of the ________day of,______ 20__.

Signature of Stockholder

Print Name of Stockholder
Its:

Address:

Agreed and Accepted as of

______, 20 __

[●]
By:
Name:
Its:

Exhibit B

[●]

[●]

[●]

[     ], 2026

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor

New York, NY 10004

Re: Indemnification in-lieu-of Medallion Signature Guarantee To whom it may concern:

This letter is in regards to the transfer by [Columbus Circle 2 Sponsor Corporation LLC / Name of Sponsor Holder] to [ ], of [ ] shares of Common Stock of Elroy Air, Inc. (formerly known as Inflection Point Acquisition Corp. VII) (the “Company”). Please be advised that the Company authorizes Continental Stock Transfer & Trust Company to process the subject transfer, which includes securities that have been duly endorsed by the registered holder but do not bear a customary medallion signature guarantee. The Company agrees to indemnify Continental Stock Transfer & Trust Company against all losses, damages, costs, charges and expenses that it may in any way sustain, incur, or become liable for by reason related to the above referenced transaction.

I, [●], a duly authorized officer of the Company, have the authority to execute this indemnification on behalf of the Company.

Very truly yours,

[●]

By:
Name:
Title:

EXHIBIT C

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

COMMON STOCK PURCHASE WARRANT

Original Issue Date: June [●], 2026	Initial Exercise Date: as set forth in Section 2

Number of Warrant Shares: [●]

FOR VALUE RECEIVED, Elory Air, Inc., a Delaware corporation (the “Company”), hereby certifies that [NAME OF HOLDER], a [JURISDICTION] [TYPE OF ENTITY], or its registered assigns (the “Holder”) is entitled to purchase from the Company [●] duly authorized and validly issued shares (the “Warrant Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at a purchase price per share of $12.00 (subject to adjustment as provided herein, the “Exercise Price”), all subject to the terms, conditions, and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof.

This Warrant has been issued pursuant to the terms of the Securities Purchase Agreement, dated as of June [●], 2026 (the “Purchase Agreement”), between the Company and the Holder.

This Warrant is one of a series of warrants with substantially the same terms as this Warrant with an initial exercise price of $12.00 per share issued pursuant to securities purchase agreements with substantially the same terms as the Purchase Agreement (such series of warrants, the “Related Warrants”).

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price in effect as of the Exercise Date in accordance with the terms of this Warrant.

“Board” means the board of directors of the Company.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means that certain business combination agreement, dated as of June [●], 2026, by and among Columbus Circle Capital Corp. II, a Cayman Islands exempted company (prior to the closing of the Business Combination, “SPAC,” and following the closing of the Business Combination “PubCo”), IPHX Merger Sub, Inc. and the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

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“Common Stock” has the meaning set forth in the preamble.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock, and any securities of the Company that when paired with one or more other securities of the Company or another entity entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the preamble.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock and any securities of the Company that when paired with one or more other securities of the Company or another entity entitles the holder thereof to receive, Common Stock.

“Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company, as such certificate may be corrected, amended, or restated.

“Exempt Issuance” means the issuance or deemed issuance of shares of Common Stock specified in clauses (i)-(iv) of the definition of Additional Shares of Common Stock in the Company’s Certificate of Incorporation.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., New York, New York time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant, and the Aggregate Exercise Price.

“Exercise Agreement” has the meaning set forth in Section 3(a)(i).

“Exercise Period” has the meaning set forth in Section 2. “Exercise Price” has the meaning set forth in the preamble.

“Fair Market Value” means, as of any particular date, the fair market value as determined by the Board in its good faith.

“Inflection Point” means Inflection Point Asset Management LLC and/or one or more of its Affiliates.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Option Value” means the value of an Option based on the Black-Scholes model reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to 50%, (iii) the underlying price per share used in such calculation shall be equal to the highest price per share at which the Company has sold (or has been deemed to have sold) shares of Common Stock, (iv) a zero cost of borrow and (v) a 360 day annualization factor , provided, however, in case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, in no event shall the Option Value exceed a fraction of the aggregate consideration received (excluding the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities) equal to (1) the number of shares of Common Stock underlying such Option divided by (2) the total number of shares of Common Stock issued or issuable in the integrated transaction (including the number of shares underlying such Option).

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“Required Holders” means the holders of a majority in interest (based on remaining aggregate Warrant Shares) of the Related Warrants then outstanding, which majority must include Inflection Point to the extent it then holds any Related Warrants.

“VWAP” means, for any date and any security, the price determined by the first of the following clauses that applies: (a) if the security is then listed or quoted on a Trading Market, the arithmetic mean of the daily volume weighted average prices of the security for each of the 20 Trading Days preceding such date (or the nearest preceding date) on the Trading Market on which the security is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), with each such Trading Day weighted equally regardless of the aggregate trading volume for such Trading Day, (b) if OTCQB or OTCQX is not a Trading Market, the arithmetic mean of the daily volume weighted average prices of the security for each of the 20 Trading Days preceding such date (or the nearest preceding date) on OTCQB, OTCQX or OTCID as applicable, calculated in the same manner as clause (a), (c) if the security is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the security are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the average of the highest closing bid price and the lowest closing ask price of the security for the 20 Trading Days preceding such date, or (d) in all other cases, the fair market value of the security as determined by an independent appraiser selected in good faith by the Required Holders and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. For the avoidance of doubt, the daily volume weighted average price for each individual Trading Day shall be determined by Bloomberg in accordance with its standard methodology, and the VWAP for the applicable period shall be calculated by summing such daily values and dividing by the number of Trading Days in the measurement period (i.e., 20 Trading Days), such that each Trading Day’s price is given equal weight irrespective of trading volume.

2. Term of Warrant. If the Business Combination Agreement has been terminated in accordance with its terms, then, subject to the terms and conditions hereof, at any time or from time to time after the date of such termination (the “Initial Exercise Date”) and prior to 5:00 p.m., New York, New York time, on the fifth (5th) anniversary of the date of the termination of the Business Combination Agreement or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).

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3. Exercise of Warrant.

(a) Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i) surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft, or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

(ii) payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Agreement, by the following methods:

(i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price; or

(ii) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price.

In the event of any withholding of Warrant Shares pursuant to clause (ii) above where the number of shares of Common Stock whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares of Common Stock withheld by or surrendered to the Company shall be rounded down to the nearest whole shares of Common Stock.

(c) Record Keeping of Exercise of Warrant. Upon receipt by the Company of the Exercise Agreement, surrender of this Warrant, and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Company shall, as promptly as practicable, and in any event within 5 Business Days thereafter, deliver (or cause to be delivered) a stock certificate for such Warrant Shares (or a book-entry statement evidencing the Holder’s ownership of such Warrant Shares) and cash in lieu of any fraction of a share, as provided in Section 3(d) hereof.

(d) Fractional Share. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f) Valid Issuance of Warrant and Warrant Shares. With respect to the exercise of this Warrant, the Company hereby represents, covenants, and agrees that:

(i) this Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued;

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(ii) all Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or reasonably appropriate in order that such Warrant Shares are, duly authorized, validly issued, and non-assessable, free and clear of all taxes, liens, and charges, and issued without violation of any preemptive or similar rights of any member of the Company;

(iii) The Company shall take all such actions as may be reasonably necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation to the extent that such applicable law or governmental regulation would prevent the issuance of such Warrant Shares or materially and adversely impact the Company; and

(iv) The Company shall pay all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(g) Conditional Exercise. If an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue shares of Common Stock upon the exercise of this Warrant.

4. Certain Adjustment to Exercise Price and Number of Warrant Shares.

(a) Stock Dividends and Splits. If the Company at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant or any cash distributions), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the Aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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(b) Adjustment Upon Issuance of Common Stock. If, while this Warrant is outstanding and after the occurrence of a Termination Event, the Company issues or sells, or in accordance with this Section 4(b) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Exempt Issuance) for a consideration per share (the “New Issuance Price”) less than the Exercise Price then in effect (such price threshold, the “Applicable Price”, and each such issue, sale or deemed issuance or sale, a “Dilutive Issuance”), in issuances and sales conducted for the purpose of raising capital by the Company, then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Exercise Price under this Section 4(b), the following shall be applicable:

(i) Options and Convertible Securities. The consideration per share received by the Company for Common Stock deemed to have been issued pursuant to Section 4(b)(ii), relating to Options and Convertible Securities, shall be determined by dividing: (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) deemed to be issued pursuant to Section 4(b)(ii) upon the issuance of such Options or Convertible Securities.

(ii) Deemed Issuance of Options and Convertible Securities. If the Company at any time or from time to time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be outstanding and to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(iii) Change in Option Price. If, after the Original Issue Date, the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock increases or decreases at any time, (other than (x) proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 4(a) above and (y) automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security which are not more favorable to the holder thereof than the anti-dilution and similar provisions set forth herein), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price, which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 4(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Original Issue Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.

(iv) Calculation of Consideration Received. In case one or more Options is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) each such Option will be deemed to have been issued for the Option Value of such Option and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value of such Option. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the VWAP of such publicly traded securities on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

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(c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 4(a) above, if at any time after the Original Issue Date the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. To the extent that the issue price of such Purchase Rights would result in an adjustment of the Exercise Price pursuant to Section 4(b), such adjustment shall not occur to the extent the Holders were granted the right to acquire such Purchase Rights on the applicable terms.

(d) Pro Rata Distributions. In addition to any adjustments pursuant to Section 4(a) above, if at any time after the Original Issue Date the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

(e) Business Combination. Upon the closing of the Business Combination, without any action on the part of the Holder, the Company or any other party to the Business Combination Agreement, this Warrant shall convert into a warrant of PubCo, in substantially the form attached hereto as Exhibit B, to purchase a number of shares of common stock of PubCo equal to the [Aggregate Exercise Price divided by twelve (12)].

(f) Fundamental Transaction. If the Business Combination Agreement has been terminated without the Business Combination having closed, and following such termination the Company closes a Change of Control, then, at the effective time of the Change of Control, the Holder shall be entitled to receive, in cash, the Option Value of this Warrant (the “CoC Price”). This Warrant shall terminate immediately upon a Change of Control, subject to Holder’s receipt of the CoC Price. As used herein, a “Change of Control” means: (i) a Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation as in effect on the initial issuance date of this Warrant) or (ii) the closing of the Company’s first firm commitment underwritten initial public offering of its common stock pursuant to a registration statement filed under the Act; provided, that the Business Combination shall not constitute a Change of Control hereunder.

(g) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

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(h) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 4, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(i) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the records of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that, the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

5. Stockholder Agreements. The Warrant Shares issuable upon exercise of this Warrant are and shall be subject to, and have the benefit of, that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of October 31, 2024, that certain Amended and Restated Investors’ Rights Agreement dated as of October 31, 2024 and that certain Amended and Restated Voting Agreement dated as of October 31, 2024 (and each as amended, and as may be further amended or restated from time to time, collectively, the “Stockholder Agreements”) and the Holder shall be required, for so long as the Holder holds any Warrant Shares, to become and remain a party to the Stockholder Agreements.

6. Transfer of Warrant. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Warrant without the prior written consent of the Company; provided, however, that if Holder is a partnership, corporation, trust, joint venture, unincorporated organization or other entity it may transfer its rights under this Warrant to an affiliate (including any other entity wholly owned and/or controlled by the Holder’s ultimate beneficial owner or any of such person’s immediate family members) or to its members, stockholders, partners and/or equityholders without the prior written consent of the Company. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder shall be transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit C. Upon such compliance, surrender, and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

7. Holder Not Deemed a Stockholder; Limitations on Liability. Prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a member of the Company or any right to vote, give, or withhold consent to any action (whether any reorganization, issue of shares, reclassification of shares, consolidation, merger, conveyance, or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 7, the Company shall provide the Holder with copies of the same notices and other information given to the members of the Company generally, contemporaneously with the giving thereof to the members.

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8. Replacement on Loss; Division and Combination.

(a) Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated, or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant and the Company Agreement as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

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9. No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Stockholders’ Agreement, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder.

10. Compliance with the Securities Act.

(a) Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 10 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

(b) Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i) The Holder is an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) (7), (8) or (12) and (13) under the Securities Act). The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(ii) The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects, and financial condition of the Company.

11. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination, or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

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12. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with evidence or confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12). Actual notice is effective as notice in all instances.

If to the Company:.	Elroy Air, Inc
550 Eagle Ct, #440
Byron, CA 94514
Email: **********
Attention: Andrew Clare

with a copy (which will not constitute notice)
to:	DLA Piper LLP (US)
3203 Hanover St Suite 100 Palo Alto, CA 94304
Email: **********
Attention: Josh Seidenfeld, Esq.

If to the Holder:	[HOLDER ADDRESS]
Email: [EMAIL ADDRESS]
Attention: [TITLE OF OFFICER]

with a copy (which will not constitute notice	[HOLDER LAW FIRM]
to:	Email: [EMAIL ADDRESS]
Attention: [ATTORNEY NAME]

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13. Cumulative Remedies. Except to the extent expressly provided in Section 7 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

14. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction.

15. Entire Agreement. This Warrant, together with the Purchase Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant and the Purchase Agreement, the statements in the body of this Warrant shall control.

16. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

17. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Warrant.

18. Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

19. Amendment and Modification; Waiver. The Related Warrants, including this Warrant, may be amended with the written consent of the Required Holders, provided, however, and notwithstanding anything in this Warrant or the Related Warrants to the contrary, no provision of the Related Warrants, including this Warrant, shall be amended to the extent any such amendment would (i) disproportionately, materially and adversely modify any rights of any holder of Related Warrants (as compared to the rights of the other holders of Related Warrants) or (ii) impose any additional financial obligations or liabilities on a holder of Related Warrants, in each case, unless any such holder of a Related Warrant shall have previously consented in writing to such amendment or voted to approve such amendment at a meeting. No consideration shall be offered or paid to any holder of Related Warrants to amend or consent to a waiver or modification of any provision of the Related Warrants unless the same consideration is also offered to all of the holders of Related Warrants. For clarification purposes, this provision constitutes a separate right granted to each holder of Related Warrants by the Company and negotiated separately by each holder of Related Warrants, and is intended for the Company to treat the holders of Related Warrants as a group and shall not in any way be construed as the holders of Related Warrants acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

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20. Severability. If any term or provision of this Warrant is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

21. Governing Law. This Warrant, and all claims or causes of action based upon, arising out of, or related to this Warrant, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

22. Submission to Jurisdiction. Any proceeding or Legal Proceeding based upon, arising out of or related to this Warrant must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have jurisdiction, in the United States District Court for the District of Delaware and to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Legal Proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Legal Proceeding shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Legal Proceeding arising out of or relating to this Warrant or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding, suit or proceeding brought pursuant to this Section 22.

23. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT.

24. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

25. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

ELROY AIR, INC.

By:
Name:	Andrew Clare
Title:	Chief Executive Officer

[Signature Page to Warrant for Common Stock – Elroy Air, Inc]

Accepted and agreed,

[HOLDER NAME]

By:
[NAME]
[TITLE]

[Signature Page to Warrant for Common Stock – Elroy Air, Inc]

EXHIBIT A

NOTICE OF EXERCISE

To:

Attn:

Email:

(1) The undersigned hereby elects to purchase______ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(b).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned is an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) (7), (8) or (12) and (13) under the Securities Act of 1933, as amended).

[SIGNATURE OF HOLDER]

Name of Investing

Entity:

Signature of Authorized Signatory of Investing

Entity:

Name of Authorized

Signatory::

Title of Authorized

Signatory:

Date:

EXHIBIT B

FORM OF PUBCO WARRANT

EXHIBIT C

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
Address:
Phone Number:
Email Address:

Dated:______________ ___, _______

Holder’s Signature:
Holder’s Address:

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”), dated as of [●], 2026, is made and entered into by and among Elroy Air, Inc., a Delaware corporation (the “Company”) (formerly known as Inflection Point Acquisition Corp. VII, a Cayman Islands exempted company, prior to its domestication as a Delaware corporation), Columbus Circle 2 Sponsor Corporation LLC, a Delaware limited liability company (the “Sponsor”), Cohen & Company Securities, LLC (“CCM”) and Clear Street LLC (“Clear Street”) and, the Sponsor, CCM and Clear Street, together with any Person who hereafter becomes a party to this Agreement pursuant to Section 2 or Section 7 of this Agreement, (the “Securityholders” and each, a “Securityholder”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined herein).

WHEREAS, the Company is party to that certain Business Combination Agreement, dated as of [●], 2026 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, IPGX Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company, and Elroy Air, Inc., a Delaware corporation (“Legacy Elroy Air”), pursuant to which the Company and Legacy Elroy Air consummated a business combination (the “Business Combination”);

WHEREAS, immediately prior to the Business Combination, the Company transferred by way of continuation to and domesticated as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended, and the Companies Act (As Revised) of the Cayman Islands (the “Domestication”);

WHEREAS, prior to the Domestication the Sponsor owned, in aggregate, (i) 265,000 Purchaser Class A Ordinary Shares (the Purchaser Class A Ordinary Shares are included in units, each unit consisting of one Purchaser Class A Ordinary Share and one-third of one warrant) and (ii) 7,666,667 Purchaser Class B Ordinary Shares;

WHEREAS, (i) immediately prior to the Domestication, each then issued and outstanding Purchaser Class B Ordinary Share was converted on a one-for-one basis into a Purchaser Class A Ordinary Share (the “Sponsor Share Conversion”) and (ii) in connection with the Domestication, (x) each then issued and outstanding Purchaser Class A Ordinary Share was converted automatically, on a one-for-one basis, into one (1) share of common stock of the Company, par value $0.0001 per share (the “Common Stock”); (y) each then issued and outstanding Cayman Purchaser Warrant was converted automatically into one (1) Domesticated Purchaser Warrant, pursuant to the Warrant Agreement; and (z) each then issued and outstanding Cayman Purchaser Unit was cancelled and thereafter entitled the holder thereof to one (1) share of Common Stock and one-third (1/3) of one Domesticated Purchaser Warrant, following which (a) the Sponsor owns (i) 7,931,667 shares of Common Stock (“Founder Shares”), including 7,666,667 shares issued upon conversion of the Purchaser Class B Ordinary Shares and 265,000 shares issued upon the separation and conversion of the Cayman Purchaser Units (the “Sponsor Unit Shares”) and (ii) 83,333 Domesticated Purchaser Warrants issued upon separation and conversion of the Cayman Purchaser Units (the “Sponsor Warrants”) and (b) CCM and Clear Street collectively own (i) 400,000 shares issued upon the separation and conversion of the Cayman Purchaser Units (the “Underwriter Unit Shares” and together with the Sponsor Unit Shares, the “Unit Shares”) and (ii) 133,333 Purchaser Warrants issued upon separation and conversion of the Cayman Purchaser Units (the “Underwriter Warrants,” together with the Sponsor Warrants, the “Warrants,” and the Founder Shares, the Unit Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) collectively, the “Lock-Up Securities”);

WHEREAS, in connection with the Business Combination, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on transfer of equity interests in the Company.

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NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, hereby agree as follows:

1. Transfer Restrictions. Subject to the exceptions set forth herein, each Securityholder agrees not to, without the prior written consent of the board of directors of the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Lock-Up Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Security or (iii) take any action in furtherance of any of the matters described in the foregoing clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) prior to the date that is (x) with respect to the Founder Shares, the earlier of (A) six (6) months after the consummation of the Business Combination and (B) the date on which the Common Stock has closed at or above $12.00 per share for twenty (20) trading days during any thirty (30)-trading day period commencing at least thirty (30) days after the consummation of the Business Combination or (y) with respect to the Unit Shares, the Warrants, and the Warrant Shares, 30 days after the consummation of the Business Combination (such applicable period, the “Lock-Up Period”).

2.	Permitted Transfers. The restrictions set forth in Section 1 shall not apply to:

(i)	Transfers of any securities other than the Lock-Up Securities or any other equity security of the Company issued or issuable with respect to the Lock-Up Securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

(ii)	Transfers to the Company’s officers or directors, any Affiliate or family member of any of the Company’s officers or directors, any members or partners of the Sponsor or their Affiliates, any affiliates of the Sponsor, or any employees of such Affiliates;

(iii)	In the case of an individual, Transfers to any Affiliates or family members of the Securityholder;

(iv)	Transfers to any investment funds or vehicles controlled or managed by the Securityholder or any of its Affiliates;

(v)	Transfers by gift to a trust, the beneficiary of which is a Person to whom a Transfer would be permitted under Section 2(iii), or to a charitable organization;

(vi)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of such individual;

(vii)	in the case of an individual, Transfers pursuant to a qualified domestic relations order;

(viii)	in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the Securityholder and/or the Affiliates or family members of the Securityholder are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(ix)	Transfers to a nominee or custodian of a Person to whom a Transfer would be permitted under Section 2(iii);

(x)	by private sales or transfers made in connection with any forward purchase agreement or similar arrangement at prices no greater than the price at which the Lock-Up Securities were originally purchased;

(xi)	Transfers in connection with any legal, regulatory or other order;

(xii)	in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(xiii)	in the case of an entity, Transfers as part of a distribution to members, partners, shareholders or equityholders of the Securityholder;

(xiv)	in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(xv)	the exercise of stock options to purchase shares of Common Stock or the vesting of stock awards relating to shares of Common Stock and any related Transfer of shares of Common Stock in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or (y) for the purpose of paying the exercise price of such options or for paying taxes due as a result of the exercise of such options, the vesting of such options or stock awards, or as a result of the vesting of such shares of Common Stock, it being understood that all shares of Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the Lock-Up Period;

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(xvi)	Transfers to the Company pursuant to any contractual arrangement in effect upon the consummation of the Business Combination that provides for the repurchase by the Company or forfeiture of Common Stock or other securities convertible into, or exercisable, redeemable or exchangeable for, Common Stock in connection with the termination of the Securityholder’s service to the Company;

(xvii)	the entry, by the Securityholder, at any time after the consummation of the Business Combination, of any trading plan providing for the sale of shares of Common Stock by the Securityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided, however, that such plan does not provide for, or permit, the sale of any shares of Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(xviii)	Transfers in the event of the completion of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property; and

(xix)	Transfers to satisfy any U.S. federal, state, or local income tax obligations of a Securityholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties, and such change prevents the Business Combination from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Business Combination does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction.

Provided, however, that in the case of clauses (ii) through (xiii), as a prerequisite to such Transfer, such permitted transferee(s) must enter into joinder to this Agreement, substantially in the form of Exhibit A hereto, in order to become a “Securityholder” for purposes of this Agreement. For purposes of this Section 2, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the Securityholder, and lineal descendant (including by adoption) of the Securityholder or of any of the foregoing persons.

3. Termination. This Agreement shall terminate upon the earlier of (i) the expiration of the Common Stock Lock-Up Period, (ii) the closing of a merger, liquidation, stock exchange, reorganization or other similar transaction after the date hereof that results in all of the public stockholders of the Company having the right to exchange their shares of Common Stock for cash, securities or other property and (iii) the liquidation of the Company.

4. Prohibited Transfers. In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described therein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

5. Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Company and the Securityholders holding a majority of the aggregate number of shares of Common Stock then held by all Securityholders as to which this Agreement has not been terminated, executed in the same manner as this Agreement and which makes reference to this Agreement.

6. Entire Agreement. This Agreement and the documents or instruments referred to herein embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the parties hereto with respect to the subject matter contained herein. Section 8 of that certain letter agreement, dated as of February 10, 2026, by and among the Purchaser, the Sponsor and the Purchaser’s former officers and directors is hereby amended and superseded by this Agreement and is no longer of any force or effect.

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7. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the parties hereto, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder.

8. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

9. Jurisdiction. Any Legal Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have jurisdiction, in the United States District Court for the District of Delaware and to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Legal Proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Legal Proceeding shall be heard and determined only in any such court, and (iv) agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding, suit or proceeding brought pursuant to this Section 9.

10. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

11. Counterparts. This Agreement (and any joinder to this Agreement) may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

12. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

13. Liability. The liability of any Securityholder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Securityholder be liable for any other Securityholder’s breach of such other Securityholder’s obligations under this Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ELROY AIR, INC.

By:
Name:
Title:	Chief Executive Officer

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SECURITYHOLDER:

COLUMBUS CIRCLE 2 SPONSOR CORPORATION LLC

By:
Name:	Dennis Crilly
Title:	Authorized Signatory

Name: Gary Quin

Name: Garrett Curran

Name: Alberto Alsina Gonzalez

Name: Dr. Adam Beck

Name: Matthew Murphy

Name: Joseph W. Pooler, Jr

Name: Marc Spiegel

[Signature Page to Lock-Up Agreement]

EXHIBIT A

JOINDER TO LOCK-UP AGREEMENT

[●], 20[●]

Reference is made to the Lock-Up Agreement, dated as of [●], 2026, by and among Elroy Air, Inc. (the “Company”) and the Securityholders (as defined therein) from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Lock-Up Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lock-Up Agreement.

Each of the Company and the undersigned holder of equity interests in the Company (the “New Securityholder”) agrees that this Joinder to the Lock-Up Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

The New Securityholder hereby agrees to and does become party to the Lock-Up Agreement as a Securityholder. This Joinder shall serve as a counterpart signature page to the Lock-Up Agreement and by executing below, the New Securityholder is deemed to have executed the Lock-Up Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[●]

By:
Name:
Title:

NEW SECURITYHOLDER:

[●]

By:
Name:
Title:

[Signature Page to Joinder to Lock-Up Agreement]